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                         ZEBRA TECHNOLOGIES CORPORATION
                        PROFIT SHARING AND SAVINGS PLAN

                               TABLE OF CONTENTS

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ARTICLE I      ESTABLISHMENT OF PLAN AND TRUST. . . . . . . . . . . . . . . .   2
     1.1   Preamble . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.2   The Plan and Trust . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE II     DEFINITION OF TERMS. . . . . . . . . . . . . . . . . . . . . .   2
     2.1   Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
           (a)  Profit Sharing Account. . . . . . . . . . . . . . . . . . . .   2
           (b)  Employer Matching Account . . . . . . . . . . . . . . . . . .   2
           (c)  Employee Savings Account. . . . . . . . . . . . . . . . . . .   2
     2.2   Accounting Date. . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.3   Accrued Benefit. . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.5   Aggregated Plans . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.6   Anniversary Date . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.7   Annual Addition. . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.8   Annual Benefit . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.9   Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.10  Break-In-Service . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.11  Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.12  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     2.13  Deferred Vested Benefit. . . . . . . . . . . . . . . . . . . . . .   6
     2.14  Determination Date . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.15  Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.16  Effective Date of Plan . . . . . . . . . . . . . . . . . . . . . .   6
     2.17  Effective Date of 1989 Amendment and Restatement . . . . . . . . .   6
     2.18  Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.19  Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.20  Employment Commencement Date . . . . . . . . . . . . . . . . . . .   6
     2.21  Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.22  ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.23  Fiduciary. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.24  Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.25  Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.26  Highly Compensated Employee. . . . . . . . . . . . . . . . . . . .   7
     2.27  Hours of Service . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.28  Investment Manager . . . . . . . . . . . . . . . . . . . . . . . .   9
     2.29  Key Employee . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
     2.30  Limitation Year. . . . . . . . . . . . . . . . . . . . . . . . . .  10

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     2.31  Non-Key Employee . . . . . . . . . . . . . . . . . . . . . . . . .  10
     2.32  Normal Retirement Date . . . . . . . . . . . . . . . . . . . . . .  10
     2.33  Participant. . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     2.34  Period of Compensation . . . . . . . . . . . . . . . . . . . . . .  10
     2.35  Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . .  10
     2.36  Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     2.37  Re-employment Commencement Date. . . . . . . . . . . . . . . . . .  11
     2.38  Super Top Heavy Plan . . . . . . . . . . . . . . . . . . . . . . .  11
     2.39  Top Heavy Plan . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     2.40  Top Heavy Ratio. . . . . . . . . . . . . . . . . . . . . . . . . .  11
     2.41  Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     2.42  Valuation Date . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     2.43  Year of Service. . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE III    ELIGIBILITY REQUIREMENTS FOR PARTICIPATION IN THE PLAN . . . .  14
     3.1   Eligibility Requirements . . . . . . . . . . . . . . . . . . . . .  14
     3.2   Break-In-Service . . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.3   Savings Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  14
     3.4   Admission to Plan. . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE IV     CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . .  16
     4.1   Contribution Formula . . . . . . . . . . . . . . . . . . . . . . .  16
           (a)  Discretionary Profit Sharing Contributions. . . . . . . . . .  16
           (b)  Discretionary Matching Contributions. . . . . . . . . . . . .  16
           (c)  Required Contributions. . . . . . . . . . . . . . . . . . . .  16
           (d)  Discretionary Non-Elective Contributions. . . . . . . . . . .  16
     4.2   Limitation on Amount of Annual Employer Contribution . . . . . . .  17
     4.3   Voluntary Contributions by Participants. . . . . . . . . . . . . .  17
     4.4   Rollovers and Transfers. . . . . . . . . . . . . . . . . . . . . .  18
     4.5   Acceptance of Assets . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE V      PARTICIPANT'S ACCOUNTS AND ADJUSTMENTS . . . . . . . . . . . .  19
     5.1   Accounts for Participants. . . . . . . . . . . . . . . . . . . . .  19
     5.2   Charges to Accounts. . . . . . . . . . . . . . . . . . . . . . . .  19
     5.3   Adjusting the Value of the Trust . . . . . . . . . . . . . . . . .  19
     5.4   Allocation of Employer Contributions . . . . . . . . . . . . . . .  19
           (a)  Profit Sharing Contributions and Forfeitures. . . . . . . . .  19
           (b)  Discretionary Non-Elective and Matching Contributions . . . .  20
           (c)  Required Contributions. . . . . . . . . . . . . . . . . . . .  21
           (d)  Minimum Allocation for Plan Years in which the Plan is a Top Heavy Plan. . . . . . . . . . . . . . . . . . . . . . .  21

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     5.5   Crediting Participants' Voluntary Contributions. . . . . . . . . .  21
     5.6   Limitation on Annual Additions . . . . . . . . . . . . . . . . . .  21
     5.7   Combined Plan Limitation . . . . . . . . . . . . . . . . . . . . .  23
     5.8   Combining of Plans . . . . . . . . . . . . . . . . . . . . . . . .  25
     5.9   Limitation to Preclude Discrimination. . . . . . . . . . . . . . .  26
     5.10  Limitation on Matching Contributions and Employee
           Contributions to Preclude Discrimination . . . . . . . . . . . . .  28
     5.11  Aggregate Limitation to Preclude Discrimination. . . . . . . . . .  31

ARTICLE VI     VESTING. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     6.1   Normal Retirement. . . . . . . . . . . . . . . . . . . . . . . . .  32
     6.2   Deferred (Late) Retirement . . . . . . . . . . . . . . . . . . . .  32
     6.3   Disability Retirement Date . . . . . . . . . . . . . . . . . . . .  32
     6.4   Death Benefit. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     6.5   Vesting of Participant's Voluntary Contributions . . . . . . . . .  33
     6.6   Vesting of Employer Contributions on Other Terminations. . . . . .  33
     6.7   Vesting Provisions Under an Amended Plan . . . . . . . . . . . . .  33
     6.8   Determination of Years of Service. . . . . . . . . . . . . . . . .  34
     6.9   Break-In-Service Rules . . . . . . . . . . . . . . . . . . . . . .  34
     6.10  Forfeitures. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE VII   DISTRIBUTION OF BENEFITS. . . . . . . . . . . . . . . . . . . .  35
     7.1   Time for Payment . . . . . . . . . . . . . . . . . . . . . . . . .  35
           (a)  Normal Distribution . . . . . . . . . . . . . . . . . . . . .  35
           (b)  Required Distribution . . . . . . . . . . . . . . . . . . . .  36
     7.2   Retroactive Payments . . . . . . . . . . . . . . . . . . . . . . .  36
     7.3   Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . .  37
     7.4   Elections Revocable. . . . . . . . . . . . . . . . . . . . . . . .  37
     7.5   Distributions Not in Excess of $3,500.00 . . . . . . . . . . . . .  37
     7.6   Method of Payment of Death Benefit . . . . . . . . . . . . . . . .  37
     7.7   Method of Payment - Voluntary Contributions and Rollovers. . . . .  37
     7.8   Nature of Distribution . . . . . . . . . . . . . . . . . . . . . .  37
     7.9   Distribution Without Severance From Service. . . . . . . . . . . .  38
           (a)  Deemed Immediate and Heavy Financial Need . . . . . . . . . .  38
           (b)  Deemed Necessary to Satisfy Financial Need. . . . . . . . . .  38
           (c)  Withdrawal From Other Accounts. . . . . . . . . . . . . . . .  39
           (d)  Spousal Consent Required. . . . . . . . . . . . . . . . . . .  39
           (e)  Withdrawal Charged to Participant's Account . . . . . . . . .  39
           (f)  Plan Administrator Establishes Rules. . . . . . . . . . . . .  39
     7.10  Distribution to Persons Declared Legally Incompetent . . . . . . .  39
     7.11  Missing Participants and Beneficiaries . . . . . . . . . . . . . .  40

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ARTICLE VIII   DESIGNATION OF BENEFICIARIES . . . . . . . . . . . . . . . . .  40
     8.1   Designation of Beneficiaries . . . . . . . . . . . . . . . . . . .  40
     8.2   Absence on Death of Beneficiaries. . . . . . . . . . . . . . . . .  40

ARTICLE IX     FUNDING INVESTMENT POLICY. . . . . . . . . . . . . . . . . . .  41

ARTICLE X      LOANS TO PARTICIPANTS. . . . . . . . . . . . . . . . . . . . .  41
     10.1  Application for Loans. . . . . . . . . . . . . . . . . . . . . . .  41
     10.2  Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.3  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     10.4  Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE XI     FIDUCIARY CAPACITY AND RESPONSIBILITY. . . . . . . . . . . . .  43
     11.1  General Fiduciary Standard of Conduct. . . . . . . . . . . . . . .  43
     11.2  Prior Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     11.3  Investment Manager . . . . . . . . . . . . . . . . . . . . . . . .  43
     11.4  Insurance and Indemnity. . . . . . . . . . . . . . . . . . . . . .  43
     11.5  Disqualification from Fiduciary Service. . . . . . . . . . . . . .  43
     11.6  Bonding. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE XII    THE TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . . . .  43
     12.1  Creation and Acceptance of Trust . . . . . . . . . . . . . . . . .  43
     12.2  Trustee Capacity - Co-Trustees . . . . . . . . . . . . . . . . . .  44
     12.3  Resignation and Removal - Appointment of Successor Trustee . . . .  44
     12.4  Taxes, Expenses and Compensation of Trustee. . . . . . . . . . . .  44
     12.5  Trustee Entitled to Consultation . . . . . . . . . . . . . . . . .  44
     12.6  Rights, Powers and Duties of Trustee . . . . . . . . . . . . . . .  44
     12.7  Investment Authority . . . . . . . . . . . . . . . . . . . . . . .  46
     12.8  Employment of Investment Manager . . . . . . . . . . . . . . . . .  48
     12.9  Trustee Indemnification. . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE XIII   PLAN ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . .  48
     13.1  Designation. . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     13.2  Committee Acting as Plan Administrator . . . . . . . . . . . . . .  49
     13.3  Resignation and Removal; Appointment of Successor. . . . . . . . .  49
     13.4  Duties and Responsibilities. . . . . . . . . . . . . . . . . . . .  49
     13.5  Expenses and Compensation. . . . . . . . . . . . . . . . . . . . .  51
     13.6  Plan Administrator Indemnification . . . . . . . . . . . . . . . .  51

ARTICLE XIV    EMPLOYEE RIGHTS AND CLAIMS PROCEDURE . . . . . . . . . . . . .  51
     14.1  Regular Reports and Disclosure Requirements. . . . . . . . . . . .  51
     14.2  Information Generally Available. . . . . . . . . . . . . . . . . .  51

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     14.3  Benefit Statements . . . . . . . . . . . . . . . . . . . . . . . .  51
     14.4  Claim Procedure. . . . . . . . . . . . . . . . . . . . . . . . . .  52
     14.5  Appeal of Denial of Claim. . . . . . . . . . . . . . . . . . . . .  52

ARTICLE XV     AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . . . . .  53
     15.1  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     15.2  Voluntary Termination of Plan. . . . . . . . . . . . . . . . . . .  53
     15.3  Involuntary Termination of Plan. . . . . . . . . . . . . . . . . .  53
     15.4  Vesting Upon Termination . . . . . . . . . . . . . . . . . . . . .  53
     15.5  Distribution on Termination. . . . . . . . . . . . . . . . . . . .  53

ARTICLE XVI    PORTABILITY. . . . . . . . . . . . . . . . . . . . . . . . . .  54
     16.1  Continuance of the Plan by a Successor Corporation . . . . . . . .  54
     16.2  Merger With Other Plan . . . . . . . . . . . . . . . . . . . . . .  54
     16.3  Transfer to Other Qualified Plans. . . . . . . . . . . . . . . . .  54

ARTICLE XVII   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . .  55
     17.1  Limited Reversion. . . . . . . . . . . . . . . . . . . . . . . . .  55
     17.2  Execution of Receipts and Releases . . . . . . . . . . . . . . . .  55
     17.3  Rights of Participants are Limited . . . . . . . . . . . . . . . .  55
     17.4  Persons Dealing with Trustee Protected . . . . . . . . . . . . . .  56
     17.5  No Alienation or Assignment. . . . . . . . . . . . . . . . . . . .  56
     17.6  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     17.7  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     17.8  Severability of Provisions . . . . . . . . . . . . . . . . . . . .  56
     17.9  Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . .  56
     17.10 Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE XVIII  EXECUTION OF AGREEMENT . . . . . . . . . . . . . . . . . . . .  57
     18.1 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     18.2 Acceptance by Trustee . . . . . . . . . . . . . . . . . . . . . . .  57
     18.3 Acceptance by Plan Administrator. . . . . . . . . . . . . . . . . .  57
     18.4 Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

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                         ZEBRA TECHNOLOGIES CORPORATION

                        PROFIT SHARING AND SAVINGS PLAN


     THIS AGREEMENT is made and executed at Vernon Hills, Illinois, this ____ day of ___________, 1992, by and between Zebra Technologies Corporation, and Zebra International, Inc., corporations duly organized and existing under the laws of the State of Delaware and having their principal office at Vernon Hills, Illinois (hereinafter sometimes collectively referred to as "Employer" or "The Employer"), and Edward Kaplan and Gerhard Cless, as Trustees (hereinafter sometimes referred to as "Trustee" or "The Trustee").

     WHEREAS, the Employer desires to amend and restate its profit sharing plan and trust, with a cash or deferred arrangement, pursuant to the Internal Revenue Code of 1986, as amended for the sole and exclusive benefit of its eligible Employees (and their Beneficiaries) who qualify as Participants hereunder in order to establish and secure for such Employees financial protections against the contingencies of old age, total and permanent disability and death, and to provide for such protection under a qualified plan of deferred compensation (hereinafter sometimes referred to as "Qualified Plan") pursuant to the applicable provisions of the Internal Revenue Code; and

     WHEREAS, the Board of Directors of the Employer, by resolutions duly adopted on the ____ day of ___________, 1992, approved the amendment and restatement of its profit sharing plan and trust, with a cash or deferred arrangement, in the form hereinafter set forth and authorized and directed execution of this Agreement by its duly authorized officers;

     NOW, THEREFORE, in consideration of the premises and the mutual undertakings of the parties herein contained, and other good and valuable considerations, it is hereby agreed as follows:

                                   ARTICLE I

                        ESTABLISHMENT OF PLAN AND TRUST

     1.1 PREAMBLE. The preamble and recitals set forth above are hereby incorporated into and made a part of this Agreement.

     1.2 THE PLAN AND TRUST. This Agreement does hereby continue the plan and trust previously known as the Zebra Technologies Corporation, Qwint Data Inc. Profit Sharing and Savings Plan which shall hereafter be called the Zebra Technologies Profit Sharing and Savings Plan (hereinafter sometimes also referred to as "Plan", "Trust", or "Agreement").

                                   ARTICLE II

                              DEFINITION OF TERMS

     The following words and terms, as used in this Agreement, shall have the respective meaning hereinafter set forth unless a different meaning is clearly required by the context:

     2.1 ACCOUNTS. Separate bookkeeping accounts shall be established and maintained by the Plan Administrator for each Participant with respect to his interest in the Trust as follows:

          (a)  PROFIT SHARING ACCOUNT:

               An Account shall be established for each Participant's Accrued Benefit with respect to his interest, if any, described under subsections 4.1(a), 5.4(a) and 5.4(d).

          (b)  EMPLOYER MATCHING ACCOUNT:

               An Account shall be established for each Participant's Accrued Benefit with respect to his interest, if any, described under subsections 4.1(b), 4.1(d) and 5.4(b).

          (c)  EMPLOYEE SAVINGS ACCOUNT:

               An Account shall be established for each Participant's Accrued Benefit with respect to his interest, if any, described under subsection 4.1(c) and 5.4(c).

     The Plan Administrator shall establish such additional Accounts as are deemed necessary in order to properly administer the Plan and shall in no way be limited to the above-described Accounts.

     2.2 ACCOUNTING DATE. Effective for Plan Years beginning on or after January 1, 1992, the Accounting Date shall be the Anniversary Date, March 31, June 30 and September 30 of each Plan Year. For Plan Years beginning on or after January 1, 1990, but prior to January 1, 1992, the Accounting Dates shall be the Anniversary Date and July 1. For Plan Years beginning prior to January 1, 1990 the Accounting Date shall be May 31 and November 30, except for the short Plan Year beginning on June 1, 1989 and ending on December 31, 1989, in which case the Accounting Dates shall be July 1 and December 31.

     2.3 ACCRUED BENEFIT. As of any date of determination, Accrued Benefit shall mean the balance of all the Participant's Accounts.

     2.4  AFFILIATED COMPANY.  Affiliated Company shall mean:

          1.   An entity which is:

               (i) a member of a controlled group of corporations of which the Employer is a member;

               (ii) an unincorporated trade or business which is under common control with the Employer;

               (iii) a member of an affiliated service group of which the Employer is a member, as defined in subsection 414(b), 414(c), and 414(m) of the Code, respectively; or

          2. any other entity required to be aggregated with the Employer pursuant to regulations under subsection 414(o) of the Code.

     For purposes hereof, a "controlled group of corporations" shall mean a controlled group of corporations as defined in subsection 1563(a) of the Code, determined without reference to subsections 1563(a)(4) and (e)(3)(C) of the Code, except that, with respect to the maximum limitations on Plan benefits set forth in Article V of the Plan, the phrase "more than fifty (50%) percent" shall be substituted for the phrase "at least eighty (80%) percent" wherever such phrase appears in subsection 1563(a)(1) of the Code.

     2.5 AGGREGATED PLANS. Aggregated plans shall mean either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined:

     (a) REQUIRED AGGREGATION GROUP. Each plan of the Employer or an Affiliated Company in which a Key Employee is a Participant or was a Participant at any time during the determination period regardless of whether the plan has been terminated, and each other plan of the Employer or an Affiliated Company which enables any plan of the Employer or an Affiliated Company in which a Key

          Employee is a Participant to meet the nondiscrimination and participation requirements of subsection 401(a)(4) or section 410 of the Code respectively.

     (b) PERMISSIVE AGGREGATION GROUP. All plans of the Employer or an Affiliated Company included in the Required Aggregation Group and any other plan or plans, maintained at any time during the determination period regardless of whether the plan has been terminated, of the Employer or an Affiliated Company, designated by the Employer as a part of the Group but only if such plans, when considered as a group, would continue to satisfy the nondiscrimination and participation requirements of subsection 401(a)(4) and section 410 of the Code, respectively.

     In determining which plans of the Employer or an Affiliated Company are Aggregated Plans, only plans with Determination Dates within the same calendar year shall be aggregated.

     2.6 ANNIVERSARY DATE. For Plan Years beginning on or after June 1, 1989, the Anniversary Date shall be December 31. For Plan Years beginning prior to June 1, 1989, the Anniversary Date shall be May 31.

     2.7 ANNUAL ADDITION. The amount allocated to the Participant's account under any defined contribution plan maintained by the Employer, consisting of the sum of:

          (a)  Employer contributions;

          (b)  The lesser of:

               (1) Employee contributions in excess of six (6%) percent of his compensation, or

               (2)  One-half of Employee contributions;

          (c)  Forfeitures; and

          (d) Amounts described in subsection 415(l)(1) and 419(A)(d)(2) of the Code and Excess Elective Deferrals not distributed on or before the first April 15 following the close of the Participant's taxable year.

     Notwithstanding the above, all Employee contributions made for a Plan Year beginning after December 31, 1986, shall be counted in determining a Participant's Annual Addition for such Plan Year. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as an Annual Addition.

     2.8 ANNUAL BENEFIT. The amount of benefit payable each year in the form of a straight life annuity without ancillary benefits.

     2.9 BENEFICIARY. Any person, estate, trust or organization designated by a Participant to receive any amounts payable under the Plan following the death of such Participant.

     2.10 BREAK-IN-SERVICE. A Break-In-Service shall mean failure by a Participant to complete more than five hundred (500) Hours of Service during any Plan Year. Any Break-In-Service shall be deemed to have commenced on the first day of the Plan Year in which it occurs. No Break-In-Service shall be deemed to occur during the Plan Year in which an Employee commences employment solely because of the failure by the Employee to complete more than five hundred (500) Hours of Service during such Plan Year, if the Employee completes one thousand (1000) or more Hours of Service during the twelve (12) consecutive month period which begins on his Employment Commencement Date.

     2.11 CODE. The Internal Revenue Code of 1986, as amended, and regulations issued thereunder.

     2.12 COMPENSATION.  For purposes of the Plan, Compensation shall mean:

          (a) The total gross compensation paid by the Employer to or for a Participant on account of each Period of Compensation and required to be reported as wages on the Employee's form W-2 for federal income tax purposes or which would have been paid but for an Employee's elective contributions to a cash or deferred plan under subsection 401(k) of the Code or to a Cafeteria Plan under Section 125 of the Code. For purposes of determining allocations under Section 5.4, Compensation shall only include Compensation paid on or after the Participant's Entry Date as determined under Section 3.1 of the Plan.

          (b) For any Plan Year in which the Plan is considered to be Top Heavy, or for Plan Years beginning after December 31, 1988, the Compensation determined under this Section and used for purposes of the Plan shall not exceed two hundred thousand ($200,000) dollars. This amount shall be adjusted each Limitation Year, at the same time and manner as subsection 415(b)(1)(A), pursuant to subsection 415(d) of the Code. The rules of subsection 414(q)(6) of the Code shall apply for purposes of this limitation but "family" shall include only the spouse and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year. The maximum Compensation which can be used for Plan purposes shall be (except for purposes of determining the portion of Compensation up to the integration level) prorated, if necessary, among the "family" members based on the Compensation determined under this Section prior to the application of this subsection.

     2.13 DEFERRED VESTED BENEFIT. The Accrued Benefit in which a Participant is vested pursuant to Section 6.6 as a result of termination of employment prior to Normal or Deferred Retirement.

     2.14 DETERMINATION DATE. The Anniversary Date of the preceding Plan Year except that for the Plan Year in which the Plan is first effective, the Determination Date shall be the Anniversary Date of that Plan Year.

     2.15 DISABILITY. Total and permanent disability means a physical or mental condition of a Participant, other than as stated in Section 6.3, which in the opinion of a physician selected by the Plan Administrator, renders him incapable of continuing in the employment of the Employer. The total and permanent disability of any Participant shall be certified to the Trustee by the Plan Administrator in accordance with uniform principles consistently applied.

     2.16 EFFECTIVE DATE OF PLAN.  June 1, 1984.

     2.17 EFFECTIVE DATE OF 1989 AMENDMENT AND RESTATEMENT.  June 1, 1989.

     2.18 EMPLOYEE. Any person employed by the Employer, including, effective for services performed after December 31, 1986, leased employees within the meaning of subsection 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty (20%) percent of the Employer's non-highly compensated work force within the meaning of subsection 414(n)(1)C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in subsection 414(n)(5) of the Code unless otherwise provided by the terms of this Plan.

     For purposes of determining the Plan's qualification under the Code, but not for purposes of the benefits provided under the Plan, Employee as defined herein shall include employees of an Affiliated Company member which has not adopted the Plan. In addition, a leased employee shall not be entitled to the benefits provided under the Plan except to the extent required by Section 410(b) of the Code.

     2.19 EMPLOYER. The Employer first designated herein above or any successor to it by merger, purchase or otherwise, and any corporation, sole proprietorship, partnership or association that assumes the obligations of this Agreement. The term "Employer" as used in this Agreement shall refer to each adopting Employer individually, unless otherwise specified in the Plan.

     2.20 EMPLOYMENT COMMENCEMENT DATE. The first day for which the Employee is entitled to be credited with an Hour of Service.

     2.21 ENTRY DATE. Shall mean the date on which an Employee becomes a Participant in the Plan.

     2.22 ERISA. The Employee Retirement Income Security Act of 1974 (Public Law 93-406), as amended, and any regulations issued pursuant thereto by the Internal Revenue Service, Department of Labor, or Pension Benefit Guaranty Corporation.

     2.23 FIDUCIARY. A person who has or exercises any authority or control in the management of the Plan or the disposition of Trust assets; a person who renders investment advice for a fee or other compensation, directly or indirectly, with respect to any monies or other property of the Trust or has any authority or responsibility to do so; or, a person who, when designated by a named Fiduciary pursuant to authority granted by the Plan, acts to carry out a fiduciary responsibility, subject to any exceptions granted, directly or indirectly, by ERISA.

     2.24 FORFEITURE. The non-vested portion of a Participant's Accrued Benefit pursuant to Section 6.10.

     2.25 FUND. Those assets of the Trust which have accumulated under the Plan.

     2.26 HIGHLY COMPENSATED EMPLOYEE. Any Participant or Former Participant who is a highly compensated employee as defined in Code Section 414(q) or regulations issued thereunder.

     2.27 HOURS OF SERVICE. An Employee will be credited with one Hour of Service as follows:

          (a) One hour for each hour he is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

          (b) One hour for each hour he is directly or indirectly paid, or entitled to payment, by the Employer for reasons (such as vacation, holiday, sickness, incapacity [including disability], layoff, jury duty, military duty, or leave of absence) other than for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the non-performance of duties occurs; and

          (c) One hour for each hour of the normally scheduled work hours for each week during any period he is on an excused leave of absence from work with the Employer for military service with the armed forces of the United States, but not to exceed the period required under the law pertaining to veteran's re-employment rights, provided, however, if he fails to report for work at the end of such leave during which he has re-employment rights he shall not receive credit for hours on such leave; and

          (d) One hour for each hour for which back pay, irrespective of mitigation of damage, has been awarded to the Employee. Credit for such hour shall be given in the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment was made.

          (e) In the case of each Employee who is absent from work for any period by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for the purpose of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for the purpose of determining whether a Break-In-Service has occurred the following Hours of Service:

               (1) The Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or

               (2) In any case in which the Plan is unable to determine the Hours of Service in subsection (1), eight (8) Hours of Service per day of such absence; and

               (3) Provided that the total number of hours treated as Hours of Service by reason of such pregnancy or placement shall not exceed five hundred one (501) hours.

               Credit for such Hours of Service shall be given in the computation period, as defined in Section 2.10, in which the absence from work begins if a Participant would be prevented from incurring a Break-In-Service in such computation period solely because the period of absence is treated as Hours of Service, or in any other case, in the immediately following computation period.

          (f)  Notwithstanding paragraph (b) above:

               (1) Not more than five hundred one (501) hours shall be credited on account of any single continuous period during which the Employee performs no duties;

               (2) No hours shall be credited because a payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation or unemployment compensation or disability insurance laws; and

               (3) No hours shall be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by such Employee.

          (g) Notwithstanding paragraph (d) above, the same Hours of Service shall not be credited both under paragraphs (a) or (b), as the case may be, and under paragraph (d).

     The determination of Hours of Service for reasons other than the performance of duties and the crediting of Hours of Service to computation periods shall be made in accordance with Department of Labor Regulations subsection 2530.200b-2(b) and (c), which are incorporated herein by reference.

     An Employee will be credited with Hours of Service, as determined under this Section, for employment with an Affiliated Company. Any individual considered an Employee under subsections 414(m) or (n) and entitled to participate in the Plan will be credited with Hours of Service, as determined under this Section.

     2.28 INVESTMENT MANAGER. The Person designated by the Trustee to manage and invest designated Trust assets and who acknowledges his acceptance as a Fiduciary in writing.

     2.29 KEY EMPLOYEE. Any Employee or former Employee (and the Beneficiary of such Employee) who, at any time during the Plan Year or any of the four
(4) preceding Plan Years, is:

          (a) An officer of the Employer, provided his annual compensation is greater than fifty (50%) percent of the dollar limitation specified in subsection 415(b)(1)(A), as adjusted by subsection 415(d)(1)(B), of the Code. The maximum number of officers to be considered Key Employees for any Plan Year shall be limited to the greater of three (3) or ten (10%) percent of the aggregate Employees of the Employer and any Affiliated Company, but in no event more than fifty (50);

          (b) One (1) of the ten (10) Employees having an annual compensation from the Employer and any Affiliated Company of more than the limitation in effect under subsection 415(c)(1)(A), as adjusted by subsection 415(d)(1)(B), of the Code and owning (or considered as owning within the meaning of section 318 of the Code), the largest interest in the Employer and any Affiliated Company when considered as a group, but excluding any Employee whose ownership interest is not more than one-half (1/2%) percent;

          (c)  A five (5%) percent owner of the Employer; or

          (d) A one (1%) percent owner of the Employer having total annual compensation from the Employer and any Affiliated Company of more than one hundred fifty thousand ($150,000) dollars.

     An Employee's status as a Key Employee shall be determined with reference to the Plan Year containing the Determination Date and in accordance with subsection 416(i)(1) of the Code and the regulations thereunder.

     For purposes of the ownership tests in subsections (b), (c) and (d) of this Section, ownership in Affiliated Company members shall not be aggregated. "Owner" means any Employee who owns (or is considered as owning within the meaning of section 318 of the Code) more than the applicable percentage of outstanding stock of the Employer or stock possessing more than the applicable percentage of the total combined voting power of all stock of an incorporated Employer or in the case of an unincorporated Employer, any Employee who owns more than the applicable percentage of the capital interest or profits interest in the unincorporated Employer.

     Compensation for purposes of this Section has the meaning given such term by subsection 414(q)(7) of the Code.

     2.30 LIMITATION YEAR. A calendar year or any other twelve (12) consecutive month period which the Employer adopts, by written resolution, for all plans of which it is the Employer.

     2.31 NON-KEY EMPLOYEE. Any Employee, or a former Employee (and the Beneficiary of such Employee), other than a Key Employee.

     2.32 NORMAL RETIREMENT DATE. Normal Retirement Date shall mean the date on which the Participant attains age sixty-five (65).

     2.33 PARTICIPANT. Any Employee who becomes entitled to participate in the Plan as provided in Article III. Subject to the terms and conditions of the Plan, a Participant, or his Beneficiary in the event of his death, will be treated as a Participant until the entire amount of his benefit is distributed to him.

     2.34 PERIOD OF COMPENSATION.  The Plan Year.

     2.35 PLAN ADMINISTRATOR. The Employer or person appointed by the Employer, pursuant to the provisions of Article XIV of this Agreement, to administer the Plan. If more than one person shall be so appointed, the group formed of those persons so appointed to administer the Plan shall be known as the "Committee." As used herein, the term "Plan Administrator" shall include the term "Committee." The Plan Administrator shall be the named Fiduciary.

     2.36 PLAN YEAR. The consecutive twelve (12) month period ending on the Anniversary Date, except for the short Plan Year beginning on June 1, 1989 and ending on December 31, 1989 (in which case the Plan Year shall be the seven month period), including all applicable periods prior to the Effective Date of the Plan. The Plan Year shall be the accounting year of the Trust.

     2.37 RE-EMPLOYMENT COMMENCEMENT DATE. The first day following a Break-In-Service for which the Employee is entitled to be credited with an Hour of Service.

     2.38 SUPER TOP HEAVY PLAN. A plan shall be considered a Super Top Heavy Plan for a given Plan Year if it would be deemed a Top Heavy Plan, as hereinafter defined, if the phrase "ninety (90%) percent" were substituted for "sixty (60%) percent" each time it appears in said definition.

     2.39 TOP HEAVY PLAN. A plan shall be considered a Top Heavy Plan for a given Plan Year if as of the Determination Date, the Top Heavy Ratio, exceeds sixty (60%) percent.

     If the Employer or an Affiliated Company has more than one plan, all Aggregated Plans, with the exception of those plans not part of a Required Aggregation Group, will be considered Top Heavy Plans. If the Top Heavy Ratio for the Aggregated Plans as a group exceeds sixty (60%) percent. If the Top Heavy Ratio for the Aggregated Plans as a group does not exceed sixty (60%) percent, none of the Aggregated Plans will be considered a Top Heavy Plan.

     2.40 TOP HEAVY RATIO. A fraction, not exceeding one (1), the numerator of which is the sum of the accrued benefits under the plan or plans, whether or not terminated, for which the ratio is being calculated for all Key Employees, and the denominator of which is the sum of the accrued benefits under said plan or plans for all Participants.

     In computing the accrued benefits for the Top Heavy Ratio, the following rules shall apply:

          (a)  For purposes of a defined benefit plan which during the five
               (5) year period ending on the Determination Date has or has had any accrued benefit, the Top Heavy Ratio for any Aggregated Plans, shall be adjusted as provided in subsections
               (c) through (j) of this Section and shall be determined based on an accrued benefit which means the present value of a Participant's accrued benefit under the plan, determined as if the Participant voluntarily terminated from service as of the Valuation Date and based on the actuarial assumptions specified in the plan for determining actuarial equivalency. If Aggregated Plans include two or more defined benefit plans, the actuarial assumptions to be used shall be the actuarial assumptions specified in any plan included in the Aggregated Plans which will result in the lowest percentage of the accumulated accrued benefits being attributable to the Key Employees in the

               Aggregated Plans. Notwithstanding the above, in the first plan year of a plan, the accrued benefit shall be determined as if the individual terminated on the Determination Date. Where the Employer also maintains a defined contribution plan, the Top Heavy Ratio for any Aggregated Plans shall be the sum of the Top Heavy Ratios calculated under subsections (a) and
               (b) of this Section and in accordance with section 416 of the Code and the regulations thereunder.

          (b) For purposes of a defined contribution plan, where the Employer has not maintained any defined benefit plan which during the five (5) year period ending on the Determination Date has or has had accrued benefits, the Top Heavy Ratio for this Plan alone or for any Aggregated Plans shall be adjusted as provided in subsections (c) through (j) of this Section and shall be determined based on an accrued benefit which means a Participant's account balance as of the Valuation Date, adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under section 416 of the Code and the regulations thereunder.

          (c) The values for the Top Heavy Ratio will be determined as of the most recent Valuation Date that falls within or ends with the Plan Year ending on the Determination Date. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

          (d) Accrued benefits attributable to employee contributions, other than amounts attributable to deductible employee contributions, shall be taken into consideration.

          (e) The accrued benefits shall be increased for any distributions (including rollovers or transfers to unrelated employer plans) made in the five (5) year period ending on the Determination Date, unless otherwise already included in the accrued benefit, and any contributions due but unpaid as of such date. Distributions under a terminated plan, which if it had not been terminated would have been required to be included in a group of Aggregated Plans, shall be included for purposes of this subsection (e).

          (f) A rollover or transfer received from an unrelated employer's plan shall be disregarded.

          (g) A rollover or transfer between related Employer plans shall be considered part of the accrued benefit of the plan receiving the rollover or transfer.

          (h) The accrued benefit of a Participant who is not a Key Employee but who was a Key Employee in a prior year shall not be taken into account in determining the fraction.

          (i) The accrued benefit of a Participant who has not performed any service for any Employer maintaining the plan at any time during the five (5) year period ending on the Determination Date shall not be taken into account.

          (j) Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top Heavy, the accrued benefit of a Non-Key Employee shall be determined under:

               (1) The method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or an Affiliated Company; or

               (2) If there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of subsection 411(b)(1)(C) of the Code.

     2.41 TRUSTEE. The persons, corporations, associations or combinations of them who shall at the time, and from time to time, be acting as Trustee.

     2.42 VALUATION DATE. The date accrued benefits are determined for purposes of computing the Top Heavy Ratio, as established separately for each plan included in the calculation. For this Plan, Valuation Date shall mean the Anniversary Date of the Plan Year in which falls the Determination Date.

     2.43 YEAR OF SERVICE.  A Year of Service shall mean a consecutive twelve
(12) month computation period during which an Employee has completed at least one thousand (1000) Hours of Service. For purposes of determining an Employee's eligibility for participation in the Plan under Article III, the first computation period shall begin on his Employment Commencement Date.
The second computation period shall be the Plan Year which includes the first anniversary of his Employment Commencement Date, and succeeding computation periods shall also be computed on the basis of the Plan Year. Such Year of Service shall be deemed completed as of the last day of the relevant computation period. For purposes of determining vesting under Article VI and entitlement to allocation of Employer contributions and Forfeitures under
Article V, the computation period shall coincide with the Plan Year.

     For purposes of meeting the eligibility requirements of Article III and/or the vesting requirements of Article VI, service shall include Years of Service completed with an Affiliated Company.

                                     ARTICLE III

                ELIGIBILITY REQUIREMENTS FOR PARTICIPATION IN THE PLAN

     3.1 ELIGIBILITY REQUIREMENTS. An Employee (not currently participating in the Plan) shall be eligible to participate in the Plan on the later of:

          (a)  Attainment of age twenty-one (21); and

          (b)  Completion of one (1) Year of Service;

and shall participate in the Plan as of the first day of the calendar month coincident with or next following the date he satisfied the above requirements.

     3.2  BREAK-IN-SERVICE.  If a former Employee or Participant suffers five
(5) consecutive Breaks-In-Service at a time when he has no vested percentage in his Accrued Benefit and his consecutive Breaks-In-Service equal or exceed his Years of Service, he shall be considered a new Employee and must meet the eligibility requirements specified in Section 3.1. A former Employee, who is re-employed after a Break-In-Service but before his consecutive Breaks-In-Service equal or exceed the greater of his Years of Service or five
(5) Breaks-In-Service, shall participate upon the later of meeting the eligibility requirements specified in Section 3.1 or his Re-employment Commencement Date. In all other cases, a Participant who is re-employed after a Break-In-Service shall participate immediately upon his Re-employment Commencement Date.

     3.3 SAVINGS AGREEMENT. Each Employee who satisfies the eligibility requirements of Section 3.1, shall be given the opportunity to enter into a written savings agreement with the Employer. The agreement shall be in such form as the Plan Administrator shall prescribe and shall specify a percentage, not less than one (1%) percent or more than ten (10%) percent by which the Participant agrees to have his Compensation reduced. In consideration of such agreement, the Employer will make a contribution to the Plan on behalf of such Participant at least every calendar quarter in an amount equal to the amount by which the Participant's Compensation is reduced.

     Savings agreement shall be subject to the following:

          (a) A savings agreement, once effective, shall be applied to each Compensation payment, including bonus payments, made after such date, until the agreement is amended or terminated.

          (b) Effective for Plan Years beginning on or after January 1, 1992, a savings agreement may be amended, or an initial agreement may be entered into in the event the Participant did not execute such an agreement at the time he commenced Participation, within a reasonable period of time prior to any January 1, April 1, July 1 or October 1. Effective for
               Plan Years beginning prior to January 1, 1992, a savings agreement may be amended or an initial agreement may be entered into as of any Entry Date as defined in the Plan prior to this amendment and restatement.

          (c) A savings agreement may be terminated, provided written notice is given to the Plan Administrator within a reasonable period of time prior to the payroll period for which such termination is effective. An election to resume contributions shall be made in accordance with subsection (b).

          (d) Notwithstanding the above, the Employer may at any time cease to give effect to or modify, a savings agreement if informed by the Plan Administrator that such is necessary in order to preclude exceeding any of the limitations contained in Article V.

     Notwithstanding anything in this Article or the Plan to the contrary, the maximum amount by which a Participant may have his Compensation reduced shall not exceed the dollar limitation in effect for such calendar year pursuant to subsection 402(g) as adjusted by subsection 415(d) of the Code. A Participant making elective contributions to any other plan shall have until March 15 following the end of the calendar year in which to notify the Plan Administrator, in writing, of any excess elective contributions to be allocated to this Plan. Elective contributions are contributions on behalf of a Participant as described in subsection 401(k) of the Code, any simplified employee pension cash or deferred arrangement as described in subsection 402(h)(1)(B), any eligible deferred compensation plan under section 457, any plan as described under subsection 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under subsection 403(b) pursuant to a salary reduction agreement. If a Participant has exceeded the limitation imposed by this paragraph and subsection 402(g) of the Code for a calendar year, such excess plus earnings and minus any losses attributable thereto shall be returned to the Participant on or before April 15 of the calendar year following the calendar year in which the excess was contributed. The excess will be included in the Participant's gross income for the calendar year in which it was contributed. If the excess is not returned to the Participant by the April 15 of the calendar year following the calendar year in which it was contributed, the excess will not be included in the Participant's basis in the Plan. The income or loss for purposes of this paragraph shall be determined by multiplying the income or loss allocable to the Participant's elective contributions account for the calendar year by a fraction, the numerator of which is the excess elective contributions on behalf of the Participant for the preceding calendar year and the denominator of which is the Participant's elective contributions account on the last day of the preceding calendar year. Alternatively, the Employer may use any other reasonable method that it otherwise uses to allocate income or loss to a Participant's account, provided the method is applied on a consistent basis as to all Participants. Additionally, the income or loss determined under the preceding sentence may (but is not required to) be further increased or decreased, as the case may be, by ten (10%) percent of the income or loss determined under the preceding sentence for each calendar month which has elapsed since the end of the applicable calendar year. In determining the number of calendar months which has elapsed under the preceding sentence, a distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after the fifteenth day shall be treated as having been made on the first day of the next calendar month. Excess elective contributions shall be treated as Annual Additions under the Plan.

     3.4 ADMISSION TO PLAN. Every Employee who is eligible to participate in the Plan shall automatically commence participation in accordance with the provisions of Section 3.1.


                                      ARTICLE IV

                                    CONTRIBUTIONS

     4.1  CONTRIBUTION FORMULA.

          (a) DISCRETIONARY PROFIT SHARING CONTRIBUTIONS. The Employer shall make an annual contribution to the Trust in such amount as the Employer shall determine by resolution written or otherwise. The cost of any contribution required by this subsection (a) shall be borne by the Employer and delivered to the Trustee within the time prescribed (including extensions) by the Code for filing its federal income tax return for such year.

          (b) DISCRETIONARY MATCHING CONTRIBUTIONS. Matching contributions shall be made totally at the Employer's discretion, in an amount to be determined by the Board of Directors or otherwise. The cost, if any, of any contribution required by this subsection (b) shall be borne by the Employer and delivered to the Trustee. Forfeitures which are related to contributions made under this
               Section 4.1(b) shall be used to reduce future contributions under this subsection.

          (c) REQUIRED CONTRIBUTIONS. The Employer shall make contributions to the Trust such that the sum of all Employer contributions is equal to the total amount by which each Participant's Compensation is reduced pursuant to savings agreements in effect for such Plan Year under Section 3.3. The cost of any contribution required by this subsection (c) shall be borne by the Employer and delivered to the Trustee as of the earliest date on which such contribution can reasonably be segregated from the Employer's general assets, but not later than ninety (90) days from the date such amounts would otherwise have been paid to the Participant.

          (d) DISCRETIONARY NON-ELECTIVE CONTRIBUTIONS. The Employer shall make contributions to the Trust, if any, equal to an annual percentage of each Participant's Compensation as determined at the Employer's discretion.

               The cost, if any, of the contribution required by this subsection (d) shall be borne by the Employer and delivered to the Trustee within the time prescribed (including extensions) by the Code for filing its federal income tax return for such year.

     4.2 LIMITATION ON AMOUNT OF ANNUAL EMPLOYER CONTRIBUTION. In no event shall the amount of the Employer's contribution to the Trust for any taxable year exceed the lesser of the maximum amount allowable as a deduction under sections 404(a)(3) and 404(a)(7) of the Code, from the Employer's taxable income for that year for federal income tax purposes or the total of the maximum Annual Addition specified in the Plan computed separately for each Participant in the Plan based on each Participant's Compensation for the Plan Year. The Employer's contribution to the Trust for any taxable year is made on the condition that, under the Code, it is deductible from the Employer's taxable income for federal income tax purposes for the Employer's taxable year for which it was made. If any portion of the Employer's contribution is not deductible for the year in which it was made, the non-deductible portion of the Employer's contribution shall be returned to the Employer as provided under Section 17.1.

     4.3 VOLUNTARY CONTRIBUTIONS BY PARTICIPANTS. In addition to the contributions made by the Employer, a Participant may make aggregate Employee Contributions to the Plan not in excess of ten (10%) percent of his aggregate compensation during all Plan Years in which he was a Participant, reduced by the amount of Employee contributions, if any, made to any other qualified plan maintained by the Employer.

          (a) All voluntary Employee Contributions shall be collected by the Employer and delivered to the Trustee not more frequently than weekly.

          (b) A separate Account shall be maintained for each Participant's Accrued Benefit derived from his voluntary Employee Contributions to this Plan. This separate Account shall be valued on the Accounting Date and credited with any earnings or debited with any expenses or losses attributable thereto, in accordance with
               Section 5.3 of the Plan.

          (c) The Accrued benefit derived from a Participant's voluntary Employee Contributions to this Plan shall mean the balance of his separate Account, as of any applicable date, including Participant's voluntary Employee Contributions, and all income, expenses, gains and losses attributable thereto.

          (d) The Accrued Benefit derived from a Participant's voluntary Employee Contributions may be withdrawn at any time by the Participant. The Trustee may require thirty (30) days written notice for the purpose of honoring such withdrawal requests.

          (e) The Accrued Benefit derived from Participant's voluntary Employee Contributions shall at all times be fully vested and nonforfeitable.

          (f) Elective Deferrals treated as voluntary Employee Contributions made pursuant to this Section in applying the limitations and conditions of this Section except that they may not be withdrawn and will not be distributed until the Participant is entitled to a distribution of Elective Deferrals pursuant to Section 7.1.

     Notwithstanding anything contained in this Section 4.3 to the contrary, for Plan Years beginning after December 31, 1989, voluntary Employee Contributions by a participant shall not be permitted under the Plan. Voluntary Employee Contributions made prior to January 1, 1990, shall not be subject to withdrawal unless the Participant's spouse, if married, consents to such withdrawal by the Participant.

     4.4 ROLLOVERS AND TRANSFERS. With the permission of the Plan Administrator and without regard to any limit, the Trustee may receive any amounts from another qualified plan, either directly from the other plan, within sixty (60) days after receipt by the Participant, or through the medium of an Individual Retirement Account. A separate Account shall be maintained for each Participant's Accrued Benefit derived from rollover contributions. The Accrued Benefit derived from a Participant's rollover contributions to this Plan shall mean the balance of his separate Account, as of any applicable date, including the Participant's rollover contributions and all income, expenses, gains and losses attributable thereto. This separate Account shall be valued as of the Accounting Date and credited with any earnings or debited with any losses or expenses attributable thereto in accordance with Section 5.3 of the Plan. The Accrued Benefit derived from a Participant's rollover contributions and the earnings thereon shall at all times be fully vested and nonforfeitable, and may not be withdrawn at any time before disability, death, retirement or other termination of employment. Direct transfers from a qualified plan subject to the requirements of sections 401(a)(11) and 417 of the Code, shall obligate the Trustees and Plan Administrator to amend the Plan in order to comply with the requirements of these sections of the Code.

     An Employee of the Employer who would be eligible for the Plan, but for the age and service requirements contained in Section 3.1, shall be entitled to rollover or transfer amounts from a prior employer's plan which is qualified under Section 401(a).

     4.5 ACCEPTANCE OF ASSETS. The Trustee may receive the assets of any qualified plan (including a predecessor plan) or rollovers, as aforesaid; however, the acceptance of any such deposit by the Trustee shall not, in any manner, guaranty the nature of such asset nor shall the Trustee be accountable to the Trust or to any Participant or Beneficiary to ascertain the validity of such contribution. The Trustee may hold and invest such assets in any manner in which he is authorized to hold and invest the contributions of the Employer.

                                      ARTICLE V

                        PARTICIPANT'S ACCOUNTS AND ADJUSTMENTS

     5.1 ACCOUNTS FOR PARTICIPANTS. The Plan Administrator shall establish and maintain one or more separate Accounts for each Participant as is needed. Such Accounts shall be used to record the Participant's Accrued Benefit derived from Employer contributions and rollover contributions.

     5.2 CHARGES TO ACCOUNTS. As of each Accounting Date, all distributions made to or on behalf of a Participant from one or more of his Accounts since the preceding Accounting Date shall be charged to such Account.

     5.3 ADJUSTING THE VALUE OF THE TRUST. As of each Accounting Date, the credit balances in the Accounts of all Participants shall be increased or decreased, as the case may be, in the proportion that the net credit to the Account of each such Participant bears to the total net credits to the Accounts of all such Participants so that the aggregate of the net credit balances equals the fair market value of the Trust on that date, reduced by the amount of any Employer contributions, voluntary employee contributions and Participant rollover contributions made to the Trust since the preceding Accounting Date. All income and expenses accrued shall be taken into consideration by the Trustee.

     For purposes of this adjustment, the net credit to the Account of each Participant shall be the net credit at the preceding Accounting Date increased by one-half (1/2) of the Employer's contributions, voluntary employee contributions and rollover contributions which will be credited to the Participant's Accounts for the accounting period, but before the allocation of earnings or losses for the accounting period, and reduced, but not below zero, by the amount of any distribution from the Trust since the preceding Accounting Date. Contributions which were made during the current accounting period but were credited to the Participant's Accounts as of a preceding Accounting Date shall be disregarded.

     5.4  ALLOCATION OF EMPLOYER CONTRIBUTIONS.

          (a) PROFIT SHARING CONTRIBUTIONS AND FORFEITURES. As of the Anniversary Date, each Participant's allocable share (as hereinafter determined), if any, of the Employer's contributions under subsection 4.1(a) for that Plan Year and Forfeitures arising during that Plan Year, if any, shall be credited to his Profit Sharing Account. The Employer's contributions for the Plan Year and the Forfeitures arising under the Plan during that Plan Year shall be allocated amongst the Profit Sharing Accounts of those Participants entitled to share in such allocations in the same proportion that each Participant's Compensation bears to the total Compensation of all the Participants.

               The Participants entitled to share in the allocation of Employer profit sharing contributions are those in the employ of the Employer on such Anniversary Date who completed a Year of Service during such Plan Year. Notwithstanding the preceding sentence, for Plan Years beginning after December 31, 1990, if the Plan fails to meet either of the coverage requirements of subsection 410(b)(1) of the Code (due solely to Participants who receive credit for less than 1000 Hours of Service but more than 500 Hours of Service), the Plan Administrator shall include a sufficient number of Participants in the allocation, in accordance with the following sentence, to satisfy one of the coverage tests under subsection 410(b)(1) of the Code. Participants whose employment is terminated before the end of the Plan Year, but after having completed 500 Hours of Service for such Plan Year, shall share in the Employer contribution for the Plan Year as follows: the minimum number required to meet the coverage tests under subsection 410(b)(1) of the Code based on their date of termination, with the last Participants to terminate being the first Participants to share in the allocation.

          (b) DISCRETIONARY NON-ELECTIVE AND MATCHING CONTRIBUTIONS. As of each Accounting Date, each Participant's allocable share (as hereinafter determined), if any, of the Employer's contribution under subsections 4.1(b) and (d) for that Plan Year, shall be credited to the Participant's Employer Matching Account. A Participant's allocable share of the Employer's contribution under subsection 4.1(b) and (d) shall be equal to the amount contributed by the Employer for such Participant under subsections 4.1(b) and (d).

               The Participants entitled to share in the allocation of Employer contributions under subsections 4.1(b) and (d) are those in the employ of the Employer on the Anniversary Date. Notwithstanding the preceding sentence, if the Plan fails to meet either of the coverage requirements of subsection 410(b)(1) of the Code (due solely to Participants who receive credit for less than 1000 Hours of Service but more than 500 Hours of Service), the Plan Administrator shall include a sufficient number of Participants in the allocation, in accordance with the following sentence, to satisfy one of the coverage tests under subsection 410(b)(1) of the Code. Participants whose employment is terminated before the end of the Plan Year, but after having completed 500 Hours of Service for such Plan Year, shall share in the Employer contribution for the Plan Year as follows: the minimum number required to meet the coverage tests under subsection 410(b)(1) of the Code based on their date of termination, with the last Participants to terminate being the first Participants to share in the allocation.

          (c) REQUIRED CONTRIBUTIONS. As of the Accounting Date, each Participant's allocable share, if any, of the Employer's required contribution for that Plan Year shall be credited to his Employee Savings Account. A Participant's allocable share of the Employer's required contribution for that Plan Year shall be equal to the amount by which his Compensation was reduced pursuant to a savings agreement in effect under Section 3.3.

          (d) MINIMUM ALLOCATION FOR PLAN YEARS IN WHICH THE PLAN IS A TOP HEAVY PLAN. For each Plan Year in which the Plan is determined to be a Top Heavy Plan, each Participant who is in the employ of the Employer on the Anniversary Date, whether or not he completed a Year of Service, shall be entitled to a minimum allocation of Employer contributions to be made by the Employer in addition to the contributions required by Section 4.1, equal to the lesser of:

               (1)  Three (3%) percent of his Compensation; or

               (2) That percent of his Compensation which is equal to the largest percent of Compensation of any Key Employee which is allocated to such Key Employee's Accounts from all Employer Contributions.

               For purposes of satisfying the above minimum, all allocations of Employer contributions pursuant to subsections 4.1(a) and 4.1(d) shall be taken into consideration. In addition, the minimum allocation which would otherwise be required by this subsection
               (d) shall not be required to the extent the Participant is participating under any other plan or plans of the Employer which provide minimum contributions or benefits that satisfy subsection 416(f) of the Code. Any allocations required by this subsection
               (d) shall be credited, as of the Anniversary Date to the Participant's Profit Sharing Account.

     5.5 CREDITING PARTICIPANTS' VOLUNTARY CONTRIBUTIONS. As of each Accounting Date, each Participant's voluntary Employee Contributions, if any, for the Plan Year ending on that date shall be credited to his voluntary Employee Contributions Account. To the extent it would not cause the limitations of Section 4.3 or 5.6 to be exceeded, voluntary Employee Contributions made by a Participant within thirty (30) days after the Plan Year end shall be credited to his Account as of the preceding Anniversary Date

     5.6 LIMITATION ON ANNUAL ADDITIONS. Notwithstanding any other provisions of the Plan:

          (a) The Annual Addition of each Participant for any Limitation Year shall not exceed an amount equal to the lesser of:

               (1) Thirty Thousand ($30,000) Dollars, (or, if greater, one-fourth (1/4) of the dollar limitation in effect for the Limitation Year under subsection 415(b)(1)(A), as adjusted each Limitation Year pursuant to subsection 415(d) of the
                    Code); or

               (2) Twenty-five (25%) percent of the Participant's compensation for such Limitation Year.

          (b) If amounts which would otherwise be credited as an Annual Addition would cause such Annual Addition to be in excess of the above limits, such excess shall be eliminated by:

               (1) Returning any Employer required contributions under subsection 4.1(c) to the Participant after the end of the Plan Year, as if the savings agreement which created such Employer required contribution under subsection 4.1(c) had not been in effect, to the extent the return would reduce such excess; and

               (2) If any excess still remains, such amount shall be taken from Employer contributions under subsection 4.1(a), and shall be placed in a suspense account as a Forfeiture and allocated on the next succeeding Anniversary Date as of which Forfeitures could be applied under the Plan. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Participant's Account due to the above limitations.

     Notwithstanding anything contained herein to the contrary, while such suspense account exists, the Employer shall not contribute an amount to the Plan which would cause an increase in the amount allocated to the suspense account. In addition, the suspense account shall not share in the annual adjustment prescribed under Section 5.3.

     If the Employer determines the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant's compensation for the Limitation Year, as soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant's actual compensation for the Limitation Year.

     For purposes of the limitations contained in this Section, the Annual Addition which may be credited to a Participant under this Plan for any Limitation Year will be reduced first if necessary to comply with the "1.0" and "1.25" limitations for combined plans pursuant to Section 415 of the Code.

     5.7 COMBINED PLAN LIMITATION. In the event that a Participant in this defined contribution plan is or becomes a Participant in a defined benefit plan maintained by the Employer (both as such terms are defined in ERISA), the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Limitation Year shall not exceed 1.0.

     For purposes of this Section, the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall be calculated as follows:

          (a) The term Defined Benefit Plan Fraction shall mean a fraction, the numerator of which is the projected Annual Benefit of the Participant under all defined benefit plans of the Employer, determined as of the end of the Limitation Year, and the denominator of which is the lesser of:

               (1) 1.25 multiplied by the maximum dollar limitation in effect for such Limitation Year determined at the end of the Limitation Year, pursuant to subsection 415(b)(1)(A), as adjusted each Limitation Year pursuant to subsection 415(d) of the Code; or

               (2) 1.4 multiplied by the amount taken into account for such Limitation Year, pursuant to subsection 415(b)(1)(B) of the Code.

          (b) The term Defined Contribution Plan Fraction shall mean a fraction the numerator of which is the sum of the Annual Additions to the Participant's account under all defined contribution plans of the Employer, determined as of the end of the Limitation Year, and the denominator of which is the sum of the following Maximum Amounts for such Limitation Year and all prior Years of Service with the Employer; provided, however, that the sum of the Annual Additions for all Limitation Years beginning before January 1, 1976, shall only be considered in computing the numerator of such fraction to the extent such sum does not exceed the aggregate Maximum Amounts for such Limitation Years. Maximum Amount shall mean the lesser of:

               (1) 1.25 multiplied by the maximum dollar limitation in effect for such Limitation Year, determined at the end of the Limitation Year, pursuant to subsection 415(c)(1)(A) (or, if greater, one-fourth (1/4) of the dollar limitation in effect for the Limitation Year under subsection 415(b)(1)(A), as adjusted each Limitation Year pursuant to subsection 415(d) of the Code); or

               (2) 1.4 multiplied by the amount taken into account for such Limitation Year, determined at the end of the Limitation Year, pursuant to subsection 415(c)(1)(B) of the Code.

               (3) Notwithstanding the above, at the election of the Plan Administrator, in determining the Defined Contribution Plan Fraction for any Limitation Year ending after December 31, 1982, provided the plan was in existence on or before July 1, 1982, the amount taken into account in computing the denominator of such fraction with respect to each Participant for all Limitation Years ending before January 1, 1983, shall be an amount equal to the amount taken into account pursuant to subsection 415(e)(3)(B) of the Code (as in effect for the Limitation Year ending in 1982) for the year ending in 1982, multiplied by the Transition Fraction. The term Transition Fraction shall mean a fraction:

                    (A)  the numerator of which is the lesser of:

                         (i) Fifty One Thousand Eight Hundred Seventy Five ($51,875) Dollars, or

                         (ii) 1.4 multiplied by twenty-five (25%) percent of the Participant's compensation for the Limitation Year ending in 1981; and

                    (B)  the denominator of which is the lesser of:

                         (i)       Forty One Thousand Five Hundred ($41,500)
                                   Dollars, or

                         (ii)      Twenty-five (25%) percent of the
                                   Participant's compensation for the Limitation Year ending in 1981.

               (4) If the Employee was a Participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of the Defined Contribution Plan Fractions will be adjusted if the sum of the Defined Contribution Plan Fractions and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of:

                    (A) the excess of the sum of the Defined Contribution Plan Fractions over 1.0; times

                    (B) the denominator of these fractions will be permanently subtracted from the numerator of these fractions.

                    The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1983. This adjustment will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of accruals or additions that were made before the limitations of this Article became effective to any plans of the Employer in existence on July 1, 1982.

     If the plans satisfied the requirements of section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, the Defined Benefit Plan Fraction of an Employee who was a Participant as of the first day of the Limitation Year beginning December 31, 1986 in one or more plans of the Employer which were in existence on May 6, 1986, shall be calculated by using a denominator which is not less than 1.25 of the sum of the annual benefits under such plans in which the Participant had accrued a benefit as of the close of the last Limitation Year beginning before January 1, 1987 but disregarding any changes in the terms and conditions of the plans after May 6, 1986. If an Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans of the Employer which were in existence on May 6, 1986, the Defined Contribution Plan Fraction numerator will be adjusted if the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. The numerator shall be adjusted by permanently subtracting from the numerator an amount equal to the product of the excess of the sum of the fractions over 1.0 times the denominator of the Defined Contribution Plan Fraction. The Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall be calculated for purposes of this adjustment as of the end of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan made after May 6, 1986 but using the section 415 of the Code limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

     In the event the plan is determined to be a Top Heavy Plan, in determining the Defined Benefit Plan Fraction and the Defined Contribution Fraction, "1.0" shall be substituted for "1.25" in the above calculations; and "41,500" shall be substituted for "51,875" in computing the numerator of the Transition Fraction. However, provided the plan is not a Super Top Heavy Plan, the above substitutions shall not apply if "four (4%) percent" is substituted for "three (3%) percent" in Section 5.4.

     5.8  COMBINING OF PLANS.  For purposes of the limitations contained in this
Article V, the following shall apply:

          (a) All defined benefit plans, whether or not terminated, of the Employer shall be treated as one defined benefit plan;

          (b) All defined contribution plans, whether or not terminated, of the Employer shall be treated as one defined contribution plan; and

          (c) Compensation shall be determined as defined in section 1.415-2(d) of the Income Tax Regulations.

     The limitations contained in this Article V are intended to comply with section 415 of the Code. If there is a conflict with the section 415 limitations as contained in this Article and the provisions of section 415 of the Code, such conflict shall be resolved in favor of the provisions as contained in section 415 of the Code.

     For purposes of applying the allocation limitations of this Article V, the term Employer shall include an Affiliated Company.

     5.9 LIMITATION TO PRECLUDE DISCRIMINATION. Notwithstanding any other provisions of the Plan:

          (a) In no event may the actual deferral percentage for the Highly Compensated Employees for any Plan Year exceed the greater of the following:

               (1) 1.25 multiplied by the actual deferral percentage of all other eligible Employees; or

               (2) The actual deferral percentage of all other eligible Employees plus two (2%) percent provided that the actual deferral percentage of the Highly Compensated Employees does not exceed 2.0 multiplied by the actual deferral percentage of all other eligible Employees.

               The actual deferral percentage for a Plan Year shall be the average of the ratios, calculated separately and expressed as a percentage for each Participant in the group, of the Employer contributions under subsection 4.1 (c) and (d) without regard to the last paragraph of Section 3.3, allocated to a Participant's Account under Section 5.4 to his Compensation. For purposes of determining the actual deferral percentage for any Participant who is a Highly Compensated Employee for the Plan Year, all arrangements described in subsection 401(k) of the Code maintained by the Employer shall be treated as a single arrangement. If this Plan has to be aggregated, for any reason, with any other plan in order for the requirements 401(k), 401(a)(4) or 410 (b) of the Code to be satisfied, then this shall be applied by determining the actual deferral percentage of each Participant as if all such Plans were a single Plan. For Plan Years beginning after December 31, 1989, Plans may be aggregated in order to satisfy Subsection 401(k) of the Code only if they have the same Plan Year. All contributions required to be treated as Elective Deferrals under the Plan in calculating the Actual Deferral Percentages must be contributed no later than the last day of the twelve (12) month period immediately following the Plan Year to which the contributions relate in order to be included in the calculations. The actual deferral percentage of a Participant who does not make an elective contribution is zero.

          (b) In order to ensure compliance with the above limitation, the following steps may be taken with respect to the excess contribution by Highly Compensated Employees:

               (1) If the Employer required contribution under Section 4.1(c) of the Plan has not been delivered to the Trustee, any savings agreement may be modified or ceased to the extent deemed necessary by the Plan Administrator.

               (2) If the Employer required contribution has been delivered to the Trustee, said contribution plus earnings and minus any losses attributable thereto which exceeds the limitations of this Section shall be returned to the Participant within two and one-half (2-1/2) months after the end of the Plan Year for which the contribution was made as if the savings agreement which created such Employer required contribution had not been in effect. If such Excess Contributions are distributed more than two and one-half (2-1/2) months after the end of the Plan Year in which it occurred, a ten (10%) percent excise tax will be imposed on the Employer. In no event, however, shall said distribution be made later than the end of the Plan Year following the Plan Year for which the contributions were made. The income or loss allocable to said excess contribution shall be determined by multiplying the income or loss allocable to the Participant's Accounts used to determine his actual deferral percentage for the Plan Year by a fraction, the numerator of which is the excess contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's Account balances used to determine his actual deferral percentage on the last day of the preceding Plan Year. Alternatively, the Employer may use any other reasonable method that it otherwise uses to allocate income or loss to a Participant's account, provided the method is applied on a consistent basis as to all Participants. Additionally, the income or loss determined under the preceding sentence may (but is not required to) be further increased or decreased, as the case may be, by ten (10%) percent of the income or loss determined under the preceding sentence for each calendar month which has elapsed since the end of the applicable Plan Year. In determining the number of calendar months which have elapsed under the preceding sentence, a distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after the fifteenth day shall be treated as having been made on the first day of the next calendar month.

     Whenever any of the above steps are to be taken, the Highly Compensated Employee with the highest actual deferral percentage shall have his actual deferral percentage reduced until such excess contribution is eliminated or to the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage whichever is lesser. Highly Compensated Employees subject to the family aggregation rules whose Actual Deferral Percentage must be reduced shall have the amount to be reduced allocated between all the aggregated Participants in proportion to all the contributions treated as Elective Deferrals of each Participant aggregated to determine the combined Actual Deferral Percentage. Excess Contributions to be distributed to a Participant shall include proportional amounts of his Elective Deferrals and Qualified Matching Contributions used in calculating his Actual Deferral Percentage. Excess Contributions which exceed a Participant's balance of Elective Deferrals and Qualified Matching Contributions shall be distributed to the Participant from his account balance attributed to his Qualified Non-Elective Contributions used in Calculating his Actual Deferral Percentage. In addition, any matching contribution, allocated to the Participant under Section 5.4(b) as a result of an Excess Contribution plus or minus earnings or losses, shall be treated as a Forfeiture to the extent forfeitable under the Code, and to the extent not forfeitable, shall be distributed to the Participant.

     If such excess contribution has not been eliminated, the next two or more Highly Compensated Employees with the highest actual deferral percentage shall have their actual deferral percentage reduced proportionately until such excess contribution is eliminated or to the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage whichever is lesser. The preceding step shall be repeated until such excess contribution is eliminated and the Plan is in compliance with the above actual deferral percentage limitations for Highly Compensated Employees.

     5.10 LIMITATION ON MATCHING CONTRIBUTIONS AND EMPLOYEE CONTRIBUTIONS TO PRECLUDE DISCRIMINATION. Notwithstanding any other provisions to the Plan:

          (a) In no event may the average contribution percentage (calculated to the nearest 1/100th of 1%) for the Highly Compensation Employees for any Plan Year exceed the greater of the following:

               (1) 1.25 multiplied by the average contribution percentage of all other eligible Employees; or

               (2) The average contribution percentage of all other eligible Employees plus two (2%) percent, provided that the average contribution percentage of the Highly Compensated Employees does not exceed 2.0 multiplied by the actual contribution percentage of all other eligible Employees.

               The average contribution percentage for a Plan Year shall be the average of the ratios, calculated separately and expressed as a percentage for each Participant in the group, of the sum of the Employer matching contribution for the Plan Year under subsection 4.1(b), allocated under subsection 5.4, to his Compensation. For purposes of determining the actual contribution percentage for any Participant who is a Highly Compensated Employee for the Plan Year, all plans described in subsection 401(k) of the Code that are maintained by the Employer shall be treated as a single plan. If this Plan has to be aggregated, for any reason, with any other plan in order for the requirements 401(k), 401(a)(4) or 410 (b) of the Code to be satisfied, then this shall be applied by determining the actual contribution percentage of each Participant as if all such Plans were a single plan. Plans may be aggregated in order to satisfy subsection 401(k) of the Code only if they have the same Plan Year. Employer matching contributions shall be considered made in the Plan Year in which the matching contribution to the Plan is allocated pursuant to subsection 5.4(b), provided it is contributed to the Plan no later than the end of the twelve (12) month period beginning on the day after the close of that Plan Year and is made on account of an Employee's elective contributions for that Plan Year. For this purpose, Matching Contributions shall include Forfeitures allocated based on an Employee's Elective Deferrals.

                    The Contribution Percentage of a Participant who is a
               more than five (5%) percent owner or one of the ten (10) most highly-paid Highly Compensated Employees shall be determined by calculating the Contribution Percentage Amounts and Compensation of such Participant after being aggregated with any family member (spouse and lineal ascendants or descendants and the spouses of such ascendants or descendants) participating in the Plan. For this purpose the aggregated Participants shall be considered one Participant. Family members required to be aggregated shall be disregarded as separate employees in determining the Contribution Percentage both for Participants who are Highly Compensated Employees and Participants who are not Highly Compensated Employees.

          (b) In order to ensure compliance with the above limitations, for Highly Compensated Employees, if the Employer matching contribution has been delivered to the Trustee, said excess Employer matching contribution, plus earnings and minus any losses attributable thereto, which exceeds the limitations of this Section shall be distributed to the Participant but only to the extent the Employer matching contribution is vested.
               To the extent the Employer matching contribution is not vested, it will be forfeited and applied pursuant to Section
               6.10. The distribution of a Participant's Employer matching contribution shall be made in the same ratio as their contributions are being made to the Plan, but only if the distributions are needed to satisfy the nondiscrimination requirements of this Section of the Plan. Said distribution shall be made not later than the end of the Plan Year following the Plan Year for which the Employer matching contribution was made. The income or loss allocable to said excess Employer matching contribution shall be determined by multiplying the income or loss allocable to the Participant's Employer matching contribution Account for the Plan Year by a fraction, the numerator of which is the excess Employer matching contributions on behalf of the Participant for the Plan Year and the denominator of which is the Participant's Employer matching contribution Account balance on the last day of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year, and increased by the loss allocable to such total amount for the Plan Year. Alternatively, the Employer may use any other reasonable method that it otherwise uses to allocate income or loss to a Participant's account, provided the method is applied on a consistent basis as to all Participants. Additionally, the income or loss determined under the preceding sentence may (but is not required to) be further increased or decreased, as the case may be, by ten (10%) percent of the income or loss determined under the preceding sentence for each calendar month which has elapsed since the end of the applicable Plan Year. In determining the number of calendar months which have elapsed under the preceding sentence, a distribution occurring on or before the fifteenth (15th) day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after the fifteenth (15th) day shall be treated as having been made on the first day of the next calendar month.

     Whenever the above steps are to be taken, the Highly Compensated Employee with the highest average contribution percentage shall have his actual contribution percentage reduced until such excess Employer matching contribution is eliminated or to the actual contribution percentage of the Highly Compensated Employee with the next highest actual contribution percentage whichever is less. If such excess actual contribution percentage has not been eliminated, the next two (2) or more Highly Compensated Employees with the next highest actual contribution percentage shall have their actual contribution percentage reduced proportionately until such excess Employer matching contributions are eliminated or to the actual contribution percentage of the Highly Compensated Employee with the next highest actual contribution percentage, whichever is less. The preceding step shall be repeated until such excess Employer matching contributions are eliminated and the Plan is in compliance with the above actual contribution percentage limitations for Highly Compensated Employees.

     5.11 AGGREGATE LIMITATION TO PRECLUDE DISCRIMINATION. In addition to the limitations provided in Sections 5.9 and 5.10, if the Actual Deferral Percentage for the Highly Compensated Employees exceeds one hundred twenty-five (125%) percent of the Actual Deferral Percentage of all other eligible Employees who are not Highly Compensated Employees and if the Average Contribution Percentage for the Highly Compensated Employees exceeds one hundred twenty-five (125%) percent of the Actual Contribution Percentage for all other eligible Employees who are not Highly Compensated Employees, then in no event may the sum of the Actual Deferral Percentage and the Average Contribution Percentage of those Highly Compensated Employees subject to either or both tests for any Plan Year exceed the aggregate limit. Such limit will be determined after making any adjustment prescribed by Sections 5.9 and/or 5.10. For this purpose, the "aggregate limit" is the greater of (a) or (b):

          (a)  One hundred twenty-five (125%) percent times the greater of:

               (1) The Actual Deferral Percentage of all eligible Employees who are not Highly Compensated Employees; or

               (2) The Actual Contribution Percentage of all eligible Employees who are not Highly Compensated Employees; and

               (3) Two (2%) percent plus the lesser of (1) or (2) above, but in no event greater than two hundred (200%) percent of the lesser of (1) or (2) above.

          (b)  One hundred twenty-five (125%) percent times the lesser of:

               (1) The Actual Deferral Percentage of all eligible Employees who are not Highly Compensated Employees; or

               (2) The Actual Contribution Percentage of all eligible Employees who are not Highly Compensated Employees; and

               (3) Two (2%) percent plus the greater of (1) or (2) above, but in no event greater than two hundred (200%) percent of the greater of (1) or (2) above.

     In order to avoid exceeding the aggregate limit, the Contribution Percentage Amounts of those Highly Compensated Employees who also participate in the Actual Deferral Percentage test shall be reduced beginning with such Highly Compensated Employee whose Average Contribution Percentage is the highest until the limit is not exceeded. The reduction, if any, required by this Section shall be treated as an Excess Aggregate Contributions.

     Excess Aggregate Contributions plus any income and minus any loss allocable thereto shall be forfeited, if forfeitable, or if not forfeitable, distributed on a pro-rata basis from the

Participants' Accounts under the Plan subject to subsections 401(k) and 401(m) of the Code and used in the Actual Deferral Percentage and Average Contribution Percentage tests. The distribution must be made no later than the last day of the Plan Year following the Plan Year in which the Excess Aggregate Contributions occurred. If forfeitable, the forfeitable amounts will be applied to reduce Employer contributions for subsequent Plan Years. Participants who are subject to the family member aggregation rules shall have their Excess Aggregate Contributions allocated and distributed from among the family members combined in determining the combined Average Contribution Percentage in proportion to the contributions allocated to their Accounts and used in determining the Excess Aggregate Contribution. If distributed more than two and one-half (2-1/2) months after the end of the Plan Year, a ten (10%) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

     The income or loss allocable to Excess Aggregate Contributions is the sum of the income or loss allocable to all the contributions under the Plan subject to subsections 401(k) and 401(m) of the Code and used in the Actual Deferral Percentage and Average Contribution Percentage tests with regard to the Participant multiplied by a fraction the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's Account balance attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year.

                                      ARTICLE VI

                                       VESTING

     6.1 NORMAL RETIREMENT. The Accrued Benefit of a Participant who reaches his Normal Retirement Date shall be fully vested and nonforfeitable, and he shall be entitled to a distribution in accordance with Article VII.

     6.2 DEFERRED (LATE) RETIREMENT. A Participant whose employment is continued past his Normal Retirement Date may defer payment of his benefits to the date of his actual retirement, except as provided in Section 7.1. During this continued period of employment, he shall continue to be eligible to share in an allocation of Employer contributions and Forfeitures pursuant to Section
5.4. The value of benefits paid upon commencing his actual retirement shall be the then value of his fully vested Accrued Benefit.

     6.3 DISABILITY RETIREMENT DATE. The Disability Retirement Date of a Participant is the date employment terminates by reason of his Disability.

     Notwithstanding any other provisions of this Plan, no Participant shall be deemed to have suffered a Disability if the Plan Administrator determines that Disability results from:

          (a)  Chronic alcoholism; or

          (b)  Self-addiction to narcotics; or

          (c) An injury suffered while engaged in a felonious or criminal enterprise; or

          (d)  Self-inflicted injury; or

          (e) Service in the Armed Forces of the United States which entitles the Participant to a veteran's disability benefit, but this provision shall not prevent the Participant from qualifying for a benefit under another provision of the Plan.

     Upon incurring such Disability, his Accrued Benefit shall be fully vested and nonforfeitable and will be distributed to him or for his benefit as hereinafter provided in Article VII.

     6.4 DEATH BENEFIT. If a Participant dies while in the employ of the Employer, the Participant's Accrued Benefit shall become fully vested and nonforfeitable. Such Accrued Benefit will be distributed, within a reasonable period of time after the Participant's death, pursuant to Article VII.

     6.5 VESTING OF PARTICIPANT'S VOLUNTARY CONTRIBUTIONS. Each Participant shall, at all times, have a fully vested and nonforfeitable interest in his Accrued Benefit attributable to voluntary contributions.

     6.6 VESTING OF EMPLOYER CONTRIBUTIONS ON OTHER TERMINATIONS. If a Participant's vested benefit is being determined prior to Normal or Deferred Retirement for reasons other than death or Disability, he shall be vested in his Accrued Benefit derived from Employer contributions in accordance with the following schedule:


               Years of Service         Vested Percentage
               ----------------         -----------------

                    0-1                         0
                      2                        20
                      3                        40
                      4                        60
                      5                        80
                      6 or more               100

     A Participant shall at all times be one hundred (100%) percent vested and have a nonforfeitable interest in his Accrued Benefit attributable to Employer contributions made pursuant to subsections 4.1(c) and (d) of the Plan.

     6.7 VESTING PROVISIONS UNDER AN AMENDED PLAN. If Section 6.7 is amended hereafter, the nonforfeitable percentage of each Participant in the Plan on the later of the date the amendment is adopted or the date the amendment is effective, shall not be less than his percentage on such date computed under the Plan without regard to such amendment.

     In addition, each affected Participant who has completed at least three (3) Years of Service by the end of the following election period, may elect within such period to have his nonforfeitable percentage computed under the Plan without regard to such amendment. Election period shall mean a period which begins not later than the date the amendment is adopted and ends not earlier than the latest of:

          (a) the date which is sixty (60) days after the day the amendment is adopted;

          (b) the date which is sixty (60) days after the day the amendment becomes effective; or

          (c) the date which is sixty (60) days after the day the Participant is issued written notice of the amendment by the Plan Administrator.

     For Plan Years beginning prior to June 1, 1989, "five (5)" shall be substituted for "three (3)" in the second paragraph of this Section.

     6.8 DETERMINATION OF YEARS OF SERVICE. All Years of Service with the Employer shall be taken into account for purposes of Section 6.6 except:

          (a) Years of Service completed prior to the attainment of age eighteen (18);

          (b)  Years of Service excluded by the Break-In-Service rules of
               Section 6.9.

     6.9 BREAK-IN-SERVICE RULES. Following a Break-In-Service, pre-break Years of Service shall be taken into account in determining a Participant's vested Accrued Benefit, but only upon completion of a Year of Service after such break. However, following five (5) consecutive Breaks-In-Service, post-break Years of Service shall not be taken into account in determining the vested percentage of the Participant's Accrued Benefit which accrued prior to the five (5) consecutive Breaks-In-Service and any non-vested portion of such pre-break Accrued Benefit shall be a Forfeiture. If a Participant suffers five (5) consecutive Breaks-In-Service prior to having any vested Accrued Benefit, he shall not be credited with any Years of Service prior to the five (5) consecutive Breaks-In-Service unless the total of consecutive Breaks-In-Service is less than the aggregate number of Years of Service prior to such breaks.

     6.10 FORFEITURES. The non-vested portion of the Participant's Accrued Benefit to which he is not entitled by reason of the application of the foregoing provisions shall be a Forfeiture and will be used to pay the administrative expenses of the Plan. To the extent that any Forfeiture remains, the Forfeitures attributable to profit sharing contributions will be allocated in accordance with Section 5.4(a) and Forfeitures attributable to matching contributions will be used to reduce future Employer matching contributions. For Plan purposes:

          (a) Said Forfeiture will be deemed to occur as of the end of the Plan Year in which the earlier of the following occurs:

               (1)  The Participant incurs five consecutive Breaks-In-Service;
                    or

               (2) The Participant receives a distribution of his vested Accrued Benefit pursuant to subsection 7.3(a) not later than the end of the second Plan Year following the Plan Year in which he terminates employment. If a Participant has no vested Accrued Benefit, upon termination of employment he shall be deemed to have received a distribution pursuant to subsection 7.3(a) on his date of termination.

          (b) If a Participant forfeits a portion of his Accrued Benefit pursuant to paragraph (a)(2) above, resumes employment with the Employer, and becomes eligible to participate in the Plan, the amount forfeited will be restored if the Employee repays to the Plan the full amount of the distribution. Such repayment must be made not later than the earlier of;

               (1) The fifth (5th) anniversary of the Employee's reemployment date; or

               (2) The end of the Plan Year in which the Employee incurs five consecutive Breaks-In-Service.

     The amount to be restored hereunder shall come, to the extent possible, from Forfeitures which are to be allocated in the Plan Year in which the distribution is repaid and to the extent such Forfeitures are insufficient, the Employer shall contribute the amount necessary to completely restore the Participant's forfeited amount. The forfeited Accrued Benefit of a zero vested Participant shall be restored in the Plan Year in which he is re-employed provided he is re-employed prior to incurring five (5) consecutive Breaks-In-Service.


                                     ARTICLE VII

                               DISTRIBUTION OF BENEFITS

     7.1  TIME FOR PAYMENT.

          (a) NORMAL DISTRIBUTION. Except as provided under Section 7.5, unless a Participant or Beneficiary shall otherwise elect a later date by submitting to the Plan Administrator a signed written statement describing the benefit and the date on which payment is to commence:

               (1) Payment of benefits credited to accounts established pursuant to section 2.1 shall commence within a reasonable period of time after the Accounting Date next following the Participant's termination of employment, unless the distribution is to be made on account of attainment of retirement under the Plan, death or disability in which case distribution of all benefits shall commence within a reasonable period of time after the earlier of the Participant's death or the end of the Plan Year in which termination of employment occurred. If a Participant elects to defer distribution of his benefits, distribution of his benefits shall be deferred until the Participant attains age 70-1/2 unless the Participant requests, in writing, an earlier distribution of his Deferred Vested Benefit.

               (2) Except as provided in subsection (1), payment of benefits shall commence not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur:

                    (A) The Participant attains age sixty-five (65); or, if earlier, reaches his Normal Retirement Date; or

                    (B) The tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan; or

                    (C) The Participant terminates his service with the Employer.

          (b) REQUIRED DISTRIBUTION. Notwithstanding the above, or Section 7.2, a Participant's benefit will be distributed to him in a single sum not later than April 1, of the calendar year following the calendar year in which attains age 70-1/2. A Participant who continues to defer compensation beyond the age of 70-1/2 shall have subsequent deferrals distributed in accordance with Section 401(a)(9) and regulations promulgated thereunder.

     7.2 RETROACTIVE PAYMENTS. Notwithstanding the preceding subsection 7.1(a), payment of benefits may commence later than the latest date indicated therein if:

          (a)  The amount of the payment cannot be ascertained by such date; or

          (b) The Plan Administrator has been unable to locate the Participant or Beneficiary by such date, after making reasonable efforts to do so.

     In such instance, a payment shall be made retroactive to the latest date indicated in Section 7.1 no later than the sixtieth (60) day after the earliest date on which the amount of the payment can be ascertained or the date on which the Participant or Beneficiary is located (whichever is applicable).

     7.3 METHOD OF PAYMENT. A Participant or Beneficiary shall receive his benefit in a cash lump sum payment subject to the requirements of subsection 7.1(b).

     7.4 ELECTIONS REVOCABLE. Any election made under this Article may be revoked in writing during the specified election period. After such election has been revoked, another election under this Article may be made during the specified election period.

     7.5 DISTRIBUTIONS NOT IN EXCESS OF $3,500.00. Notwithstanding any other provision of this Article, in the event that a Participant's vested Accrued Benefit does not exceed Three Thousand Five Hundred ($3,500.00) Dollars at the time the distributions is to commence (when combined with any prior distributions), payment of his benefit shall be made pursuant to subsection 7.3(a) within the time period specified in Sections 7.1. For purposes of the requirements contained in this Article, distributions shall commence on the first day on which all events have occurred which entitle the Participant to such benefit.

     If distributions of benefits has commenced to the Participant or his surviving spouse or in the event the Participant's Accrued Benefit does exceed the amount specified in the preceding paragraph, no distribution under this Plan, except as required by Section 7.1, may be made unless the Participant, or the surviving spouse consents in writing to such distribution.

     7.6 METHOD OF PAYMENT OF DEATH BENEFIT. Upon the Participant's death, any benefit payable under the Plan shall be distributed as follows:

          (a) If distribution of the Participant's interest had begun prior to his death, the remaining portion, if any, of such interest will be distributed at least as rapidly as the method of distribution being used as of the date of the Participant's death.

          (b) If distribution of the Participant's interest did not begin prior to this death, the entire interest of the Participant will be distributed in a single sum within five (5) years after his death, unless the designated Beneficiary is the surviving spouse of the Participant in which case it will be distributed in a single sum not later than the date on which the Participant would have attained age 70-1/2. If the surviving spouse dies before distributions commence, this subsection (b) shall be applied as if the surviving spouse were the Participant.

     7.7 METHOD OF PAYMENT - VOLUNTARY CONTRIBUTIONS AND ROLLOVERS. The Accrued Benefit derived from a Participant's voluntary contributions or rollover contributions shall be paid at the same time as the Participant's Accrued Benefit derived from Employer contributions.

     7.8 NATURE OF DISTRIBUTION. Distribution of a Participant's benefit shall consist of cash, property, or any combination thereof. If property other than cash or its equivalent is distributed, such property shall be valued at its fair market value on the date of such distribution.

     7.9 DISTRIBUTION WITHOUT SEVERANCE FROM SERVICE. If a Participant has achieved his Normal Retirement Date, he may elect, to receive his vested Accrued Benefit without severing his employment relationship with the Employer.

     In addition, the Plan Administrator shall authorize, upon request by a Participant, a withdrawal by such Participant at any time from his Employee Savings Account, less earnings attributable thereto, provided that authorization for such withdrawal and the amount thereof shall be given only on account of hardship incurred by the Participant which imposes immediate and heavy financial needs and only to the extent necessary to satisfy such financial need (subject to a $1,000 minimum withdrawal). Determination of hardship shall be made by the Plan Administration in a uniform and nondiscriminatory manner and in accordance with safe harbor guidelines established by the Code or regulations thereunder.

          (a) DEEMED IMMEDIATE AND HEAVY FINANCIAL NEED. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of the Participant if it is on account of:

               (1)  Funeral expenses of a family member:

               (2) Medical expenses described in Code subsection 213(d) that necessarily will be incurred or have been incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152);

               (3) Purchase (excluding mortgage payments) of a principal residence for the Participant;

               (4) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

               (5) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

               The amount that is distributed on account of an immediate and heavy financial need in accordance with the above shall be grossed-up to include anticipated federal and state income taxes and penalties resulting from the distribution.

          (b) DEEMED NECESSARY TO SATISFY FINANCIAL NEED. A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

               (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant based upon his representation;

               (2) The Participant has obtained all distributions (other than hardship distributions), and all non-taxable loans under all other plans maintained by the Employer;

               (3) The Participant's contributions pursuant to subsection 4.1(c) under all plans maintained by the Employer shall be suspended until the Entry Date coincident with or next following the one year anniversary of the hardship withdrawal; and

               (4) All plans maintained by the Employer provide that the Participant's limit on contributions pursuant to subsection 4.1(c) for his taxable year immediately following the taxable year of the hardship withdrawal shall be reduced by the amount of his contributions pursuant to subsection 4.1(c) for the taxable year of the hardship withdrawal.

          (c) WITHDRAWAL FROM OTHER ACCOUNTS. No withdrawals shall be permitted from any other Account maintained in the Plan for the Participant.

          (d) SPOUSAL CONSENT REQUIRED. All Participant withdrawals are subject to written Participant and spousal consent to the extent required by applicable law and regulations.

          (e) WITHDRAWAL CHARGED TO PARTICIPANT'S ACCOUNT. The Plan Administrator shall direct the Trustee to make a distribution to a Participant of the amount which such Participant has elected to withdraw and the amount of such withdrawal shall be charged by the Plan Administrator against the Employee Savings Account of the Participant. Withdrawals under this Section will be charged against the Participant's Account as of the specified date of withdrawal; and

          (f) PLAN ADMINISTRATOR ESTABLISHES RULES. The Plan Administrator shall have the power to establish uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which Participant withdrawals may be made.

     7.10 DISTRIBUTION TO PERSONS DECLARED LEGALLY INCOMPETENT. In the event that a Participant or Beneficiary is judicially determined to be legally incompetent and a conservator or other person is judicially charged with the care of such Participant, Beneficiary or his estate, all benefits to which the Participant or Beneficiary is entitled shall be paid to such conservator or other person for the benefit of the Participant or Beneficiary, whichever is applicable.

     7.11 MISSING PARTICIPANTS AND BENEFICIARIES. If the Plan Administrator mails by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notification that such Participant or Beneficiary is entitled to a distribution hereunder, and if, (a) such notification is returned by the post office because the addressee cannot be located at such address and if neither the Employer nor the Plan Administrator shall have any knowledge of the whereabouts of such Participant or Beneficiary within three (3) years from the date such notification was mailed, or (b) within three (3) years after such notification was mailed to such Participant or Beneficiary, he does not respond thereto by informing the Plan Administrator of his whereabouts, then in either of said events, such amount shall be held in the Fund for the benefit of such Participant until such Participant is located, or until such benefit is paid to a state by reason of escheat under the applicable law of that state, whichever is earlier.


                                     ARTICLE VIII

                             DESIGNATION OF BENEFICIARIES

     8.1 DESIGNATION OF BENEFICIARIES. Each Participant shall have the right to designate a Beneficiary and contingent Beneficiaries to receive the benefits provided by this Plan. A Participant shall have the right at such time, and from time to time, to change his Beneficiary. Such right to designate and change a Beneficiary shall be exercised only by an instruction in writing signed by the Participant and delivered to the Plan Administrator for his direction to the Trustee. Such Beneficiary may be changed at any time or times by the filing of a new designation with the Plan Administrator, and the most recent designation shall govern. No designation of a Beneficiary shall become effective until it has been acknowledged in writing by the Plan Administrator.

     Notwithstanding the above, a Participant's sole primary Beneficiary shall be the surviving spouse, if any, unless the participant's spouse consents, in writing on a form to be provided by the Plan Administrator, to such other Beneficiary as may be designated by the Participant. A consent by the Participant's spouse shall not be effective until witnessed by the Plan Administrator or Notary Public. Any consent submitted to the Plan Administrator pursuant to this Section shall be effective only with respect to the Participant's spouse executing said consent form. The form to be provided by the Plan Administrator to the Participant's spouse for the purpose of waiving the right to be the Participant's sole primary Beneficiary shall allow for the designation of a specific Beneficiary and the form and percentage of benefit to be received by the designated Beneficiary.

     8.2 ABSENCE ON DEATH OF BENEFICIARIES. If a Participant dies without having a Beneficiary designation then in force, or if all the Beneficiaries designated by a Participant pre-decease him, his Beneficiary shall be his surviving spouse, or if none, his surviving descendants, per stirpes, or if none, the Participant's Accrued Benefit shall be paid to the executor or administrator of his estate for the benefit of the Participant's estate.

                                      ARTICLE IX

                              FUNDING INVESTMENT POLICY

     This Plan has been established for the sole purpose of providing benefits to the Participants and their Beneficiaries. In determining its investments hereunder, the Trustee shall take account of the advice provided by the Plan Administrator as to funding policy and the short and long range needs of the Plan based on the evident and probable requirements of the Plan as to the time benefits shall be payable and the requirements thereof. Benefits may be provided through any combination of investment media designed to provide the requisite liquidity, growth and security appropriate to this Plan.


                                      ARTICLE X

                                LOANS TO PARTICIPANTS

     10.1 APPLICATION FOR LOANS. Upon the application of any Participant, the Plan Administrator, in accordance with its uniform, nondiscriminatory policy, may approve a loan or loans to such Participant. Only one loan per participant will be approved during any one calendar quarter and no more than one loan may be outstanding at any time. All loans requested under this Article X, which are approved, shall be issued to the Participant as soon as administratively feasible within the next following calendar quarter. There is a $500 minimum loan amount. The total of any such loan or loans made to a given Participant, when added to the outstanding balance of all other loans to said Participant from this Plan and all other qualified plans maintained by the Employer, shall not exceed the lesser of:

          (a)  Fifty Thousand ($50,000) Dollars reduced by the excess, if any;
               of

               (1) the highest outstanding balance of loans from the Plan during the one year period ending on the day before the day on which such loan was made, over

               (2) the outstanding balance of loans from the Plan on the date on which such loan was made; or

          (b) One-half (1/2) of the present value of the Participant's vested accrued benefit in this Plan and all other qualified plans maintained by the Employer.

     In no event, however, shall the cumulative amount of said loans under this Plan exceed fifty (50%) percent of the present value of the Participant's vested Accrued Benefit in this Plan. Any renegotiation, extension, renewal, or other revision of a loan shall be treated as a new loan made on the date of the renegotiation, extension, renewal or other revision. A Participant may renegotiate a loan after the loan has been outstanding for a twelve-month period. Thereafter, such loan may not be renegotiated prior to the anniversary of such prior renegotiation.

     10.2 REPAYMENT OF LOANS. Any such loan or loans shall be repaid by the Participant through payroll withholding and the Trustee shall require that such loan be repaid within a specified period of time not extending beyond the earlier of his Normal Retirement Date or the fifth (5th) anniversary of the date of the loan, with substantially level payments of principal and interest being made not less frequently than quarterly. The above preceding five (5) year limitation shall not apply to any loan used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Participant. A Participant who has received a loan pursuant to this Article shall be required to continue repayments after termination of employment until a reasonable period after the end of the next following Accounting Date when said loan shall be immediately payable. In the event of a default by a Participant on a loan taken under this Article XI, the Trustee may not attach or otherwise enforce collection against such Participant's account until such time as he would have been entitled to a distribution under the terms of the Plan. Loans made on or before October 1, 1992 shall be governed by the terms of the Plan in existence when the loan was made, and in accordance with applicable law.

     10.3 INTEREST. All such loans shall be considered investments of the Fund, interest being charged thereon at the prime rate of interest as published by the Harris Trust and Savings Bank.

     10.4 COLLATERAL. Each loan made pursuant to this Article to a Participant shall not be secured by the Participant's vested Accrued Benefit, unless the Participant's spouse, if married at the time the loan is granted, consents, in writing, within the ninety (90) day period prior to the disbursement of the loan, to the use of the Participant's Accrued Benefit as security for the loan and grants the Trustee the right to attach or otherwise enforce collection of the loan by reduction of the Participant's Accrued Benefit. A consent by the Participant's spouse shall not be effective until witnessed by a notary public.

     Loans under this Article shall not be approved unless the loan(s) can be adequately secured using the Participant's vested Account Balance. No more than fifty (50%) percent of the present value of the Participant's Accrued Benefit shall be used as collateral on all loans to the Participant.

                                   ARTICLE XI

                    FIDUCIARY CAPACITY AND RESPONSIBILITY

     11.1 GENERAL FIDUCIARY STANDARD OF CONDUCT. Each Fiduciary of the Plan shall discharge his duties hereunder solely in the interest of the Participants and their Beneficiaries and for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. Each Fiduciary shall act with the care, skill, prudence and diligence under the circumstances that a prudent man, acting in a like capacity and familiar with such matters, would use in conducting an enterprise of like character and with like aims, in accordance with the documents and instruments governing this Plan, insofar as such documents and instruments are consistent with this standard.

     11.2 PRIOR ACTS. No Fiduciary shall be liable for any acts occurring prior to the period of time during which the Fiduciary was actually serving in such capacity with respect to the Plan.

     11.3 INVESTMENT MANAGER. If an Investment Manager has been appointed pursuant to Section 12.8, no Trustee shall be liable for the acts or omissions of such Investment Manager or be under any obligation to invest or otherwise manage any asset of the Plan which is subject to the management of such Investment Manager.

     11.4 INSURANCE AND INDEMNITY. The Plan may purchase, as an authorized expense, liability insurance for the Plan and/or for its Fiduciaries to cover liability or losses occurring by reason of the acts or omissions of a Fiduciary, providing such insurance policy permits subrogation by an Insurer against the Fiduciary, in the case of a breach by such Fiduciary, for any liabilities, costs or expenses which are judicially determined to be due to the gross negligence or willful misconduct of such Fiduciary.

     11.5 DISQUALIFICATION FROM FIDUCIARY SERVICE. No person shall be permitted to serve as a Fiduciary, Trustee, custodian, counsel, agent or employee of this Plan or as a consultant to this Plan who has been convicted of any of the criminal offenses specified in ERISA.

     11.6 BONDING. Every person who handles funds or other property or assets of the Plan shall be bonded in accordance with ERISA.


                                  ARTICLE XII

                                  THE TRUSTEE

     12.1 CREATION AND ACCEPTANCE OF TRUST. The Trustee, by joining in the execution of this Plan, agrees to act in accordance with the express terms and conditions hereof.

     12.2 TRUSTEE CAPACITY - CO-TRUSTEES. The Trustee may be a bank, trust company or other corporation possessing trust powers under applicable state and federal law or one or more individuals or any combination thereof. When there are two or more Trustees, they are authorized to allocated specific responsibilities, obligations or duties among themselves by their written agreement. An executed copy of such written agreement is to be delivered to and retained by the Plan Administrator. In the event of more than one Trustee, any action shall be taken at the direction of a majority of such Trustees.

     12.3 RESIGNATION AND REMOVAL - APPOINTMENT OF SUCCESSOR TRUSTEE. Any Trustee may resign at any time by delivering to the Board of Directors a written notice of resignation, which notice may be waived by the Board of Directors, to take effect at a date specified therein, which shall not be less than thirty (30) days after the delivery thereof. The Trustee may be removed by the Board of Directors with or without cause, by tendering to the Trustee a written notice of removal to take effect at a date specified therein. Upon such removal or resignation of a Trustee, the Board of Directors shall either appoint a successor Trustee who shall have the same powers and duties as those conferred upon the resigning or discharged Trustee, or, if more than one Trustee is acting, determine that a successor shall not be appointed and the number of Trustees shall be reduced by one.

     12.4 TAXES, EXPENSES AND COMPENSATION OF TRUSTEE. The Trustee shall deduct from and charge against the Trust any taxes paid by it which may be imposed upon the Trust, or the income thereof, or which the Trustee is required to pay with respect to the interest of any Participant or Beneficiary therein. The Employer may pay the Trustees' reasonable expenses in administering the Plan and a reasonable compensation for its services as Trustee hereunder, at a rate to be agreed upon from time to time; provided, however, that no full-time Employee shall receive any compensation for acting as Trustee hereunder.

     12.5 TRUSTEE ENTITLED TO CONSULTATION. The Trustee shall be entitled to advice of counsel in any case in which the Trustee shall deem such advice necessary. With the exception of those powers and duties specifically allocated to the Trustee by the express terms of this Plan, it shall not be the responsibility of the Trustee to interpret the terms of the Plan and the Trustee may request, and is entitled to receive, guidance and written direction from the Plan Administrator on any point regarding construction or interpretation of the Plan documents.

     12.6 RIGHTS, POWERS AND DUTIES OF TRUSTEE. The rights, powers and duties of the Trustee shall be as follows:

          (a) The Trustee shall be responsible for the safekeeping of the assets of the Trust in accordance with the provisions of the Plan and any amendments hereto. The duties of the Trustee under this Agreement shall be determined solely by the express provisions hereof and no other further duties or responsibility shall be implied. Subject to the terms of this Plan, the Trustee shall be fully protected and shall incur no liability in acting in reliance upon the written instructions or directions of the Plan

               Administrator, a duly designated Investment Manager under Section 12.8, or any other named Fiduciary.

          (b) The Trustee shall have all powers necessary or appropriate for the orderly and efficient performance of its duties hereunder, including but not limited to those specified in this Section
               12.6. He shall have the power generally to do all acts, whether or not expressly authorized, which the Trustee in the exercise of his fiduciary responsibility may deem necessary or desirable for the protection of the Trust and the assets thereof.

          (c) The Trustee shall have the power to collect and receive any and all monies and other property due hereunder and to give full discharge and release therefor; to settle, compromise or submit to arbitration any claims, debts or damages due to or owing to or from the Trust; to commence or defend suits or legal proceedings whenever, in his judgment, any interest of the Trust requires it; and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal.

          (d) The Trustee shall cause assets of the Trust to be registered in his name as Trustee and shall be authorized to exercise any and all ownership rights regarding these assets, subject to the terms of the Plan.

          (e) The Trustee may temporarily hold cash balances and shall be entitled to deposit any funds received in a bank account in the name of the Trust in any bank selected by the Trustee. Any such deposit may be made with or without interest.

          (f) The Trust shall obtain and deal with any assets of this Trust held or received under this Plan only in accordance with written directions from the Plan Administrator and he shall not be obligated to take any action under this Plan except upon such written directions. The Trustee shall be under no duty to determine any facts or the propriety of any action taken or omitted by him in good faith pursuant to instructions from the Plan Administrator.

          (g) If the whole or any part of the Trust shall become liable for the payment of any estate, inheritance, income or other tax which the Trustee shall be required to pay, the Trustee shall have full power and authority to pay such tax out of any monies or other property in his hands for the account of the person whose interest hereunder is so liable. Prior to making any payment, the Trustee may require such releases or other documents from any lawful taxing authority as he shall deem necessary. The Trustee shall not be liable for any nonpayment of tax when it distributes an interest hereunder on instructions from the Plan Administrator.

          (h) The Trustee shall keep a full, accurate and detailed record of all transactions of the Trust which the Plan Administrator shall have the right to examine at any time during the Trustee's regular business hours. Within sixty (60) days following the close of the Plan Year, the Trustee shall furnish the Plan Administrator with a statement of account. This account shall set forth all receipts, disbursements and other transactions effected by the Trustee during said year. The Plan Administrator shall promptly notify the Trustee in writing of his approval or disapproval of the account. The Plan Administrator's failure to disapprove the account within sixty (60) days after receipt shall be considered an approval. The approval by the Plan Administrator shall be binding as to all matters embraced in any statement to the same extent as if the account of the Trustee had been settled by judgment or decree of a court of competent jurisdiction under which the Trustee, Employer and all persons having or claiming any interest in the Trust were parties; provided, however, that the Trustee may have its account judicially settled if he so desires.

          (i) The Trustee is hereby authorized to execute all necessary receipts and releases to any parties concerned.

          (j) If, at any time, there shall be dispute as to the person to whom payment or delivery of monies or property should be made by the Trustee, or regarding any action to be taken by the Trustee, the Trustee may postpone such payment, delivery or action, retaining the funds or property involved, until such dispute shall have been resolved in a court of competent jurisdiction or the Trustee shall have been indemnified to its satisfaction or until it has received written direction from the Plan Administrator.

          (k) The Trustee shall have no duty or responsibility with respect to the determination of matters pertaining to the eligibility of any Employee to become or remain a Participant hereunder, the amount of benefit to which any Participant or Beneficiary shall be entitled hereunder; all such responsibilities being vested in the Plan Administrator. The Trustee shall have no duty to collect any contribution from the Employer.

     12.7 INVESTMENT AUTHORITY. Subject to the written direction of the Plan Administrator or the written direction of a duly appointed Investment Manager under Section 12.8, the Trustee is hereby granted full power and authority;

          (a) To hold and administer all contributions made by the Employer to the Trust and all income or other property derived therefrom as a single trust fund, except as otherwise provided in this Agreement.

          (b) To invest the Trust Fund or any portion thereof in obligations issued or guaranteed by the United States of America or of any instrumentalities thereof, or in other bonds, notes, debentures, mortgages, preferred or common stocks, options to buy or sell stocks or other securities, option trading, mutual fund shares, or in such other property, real or personal, limited partnership interests, either within or without the State of Illinois, as the Trustee shall determine.

          (c) To cause the Trust Fund or any portion thereof to be invested in a common trust fund established and maintained by a national or state bank for the collective investment of fiduciary funds, provided such common trust fund is a qualified trust under the applicable section of the Code, or corresponding provisions of future federal internal revenue laws, and is exempt from income tax under the applicable section of the Code. In the event any assets of the Trust Fund are invested in such common trust fund, the declaration of trust creating such common trust fund, as it may be amended from time to time, shall be incorporated into this Agreement by reference and made a part hereof.

          (d) To retain in cash or other property unproductive of income, without liability for interest, so much of the Trust assets as may be determined to be necessary and proper.

          (e) To manage, control, sell, convey, exchange, petition, divide, subdivide, improve, repair, grant options, sell upon deferred payments, lease without limit as determined for any purpose, compromise, arbitrate or otherwise settle claims in favor of or against the Trust, institute, compromise and defend actions and proceedings, and to take any other action necessary or desirable in connection with the administration of the Trust.

          (f) To vote any stock, bonds, or other securities of any corporation or any other issuer; otherwise consent to or request any action on the part of any such corporation or other issuer; to give general or special proxies or powers of attorney, with or without power of substitution; to participate in any reorganization, recapitalization, consolidation, merger or similar transaction with respect to such securities; to deposit such stocks or other securities in any voting trusts, or with any protective or like committee, or with the trustee of said voting trust, or with the depositories designated thereby; to exercise any subscription rights and conversion privileges; and generally to do all such acts, execute all such instruments, take all such proceedings and exercise all such rights, powers and privileges with respect to the stock or other securities or property constituting the Trust Fund as if the Trustee were the absolute owner thereof. Notwithstanding any other provisions of this Agreement, the Trustee may cause securities or other property to be held in its own name, or in the name of its nominee, with or without a disclosure of the Trust.

          (g) If the Plan provides for directed investment accounts or is amended to provide for directed investment accounts, the Trustee shall inform the Participant that investment in any collectible shall be treated as a distribution from the Plan and, therefore, is prohibited under the terms of the Plan. For purposes of this subsection, the term "collectible" means any work of art, rug, antique, metal, gem, stamp, coin, alcoholic beverage, or any other tangible personal property which might be designated a collectible under the code or regulations.

     The Trustee shall exercise the above investment authority solely in the interest of and for the exclusive benefit of Plan Participants and their Beneficiaries, with the care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in exercising such authority.

     12.8 EMPLOYMENT OF INVESTMENT MANAGER. The Trustee may employ as an Investment Manager or managers to manage all or any part of the Trust Fund
(i) investment advisor registered under the Investment Advisors Act of 1940,
(ii) bank as defined in said Act, or (iii) insurance company qualified to perform investment management services in more than one state, which Investment Manager shall have all powers of the Trustee in the management of such part of the Fund, including the power to acquire or dispose of assets. The Trustee shall notify the Employer in writing of any appointment of an Investment Manager, and shall provide the Employer with the Investment Manager's written acknowledgement that it is a Fiduciary with respect to the Plan.

     12.9 TRUSTEE INDEMNIFICATION. The Employer shall indemnify and hold harmless the Trustee for and from the assertion or occurrence of any liability to any party for any act or omission of the Trustee pursuant to any direction or lack of direction to the Trustee from the Plan Administrator. The Employer shall also indemnify and hold harmless the Trustee from any liabilities asserted or incurred in the exercise or performance of the rights, powers, obligations and discretions hereunder, unless such liabilities shall arise out of the gross negligence, fraud or bad faith of the Trustee. Such indemnification obligation of the Employer shall not be applicable to the extent that any such liability is fully covered by insurance.


                                  ARTICLE XIII

                               PLAN ADMINISTRATOR

     13.1 DESIGNATION. The Plan Administrator, by joining in the execution of this Plan agrees to act in accordance with the express terms and conditions hereof.

     13.2 COMMITTEE ACTING AS PLAN ADMINISTRATOR. If more than one person shall be appointed by the Employer to serve as a member of the Committee, the members are authorized to allocate specific responsibilities, obligations or duties among themselves by their written agreement. An executed copy of such written agreement is to be delivered to and retained by the Employer. Except as indicated in the above written agreement, any action taken by the Committee shall be taken at the direction of a majority of such members.

     13.3 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. The Plan Administrator (or any member of the Committee) may resign at any time by delivering to the Employer a written notice of resignation, to take effect at a date specified thereon, which shall not be less than thirty (30) days after the delivery thereof. The Plan Administrator may be removed by the Employer, with or without cause, by tendering to the Plan Administrator written notice of removal to take effect at a date specified therein. Upon receipt of such notice of resignation or upon tendering such notice of removal, the Employer may designate a successor to the departing member of the Committee, who must signify his acceptance as a Fiduciary in writing. If the Employer fails to designate a successor, the remaining members of the Committee shall act alone. In the event the last member of the Committee departs, and the Employer fails to designate a successor, the Employer shall act as the Plan Administrator until a successor Plan Administrator (or Committee) has been appointed and has accepted such appointment.

     13.4 DUTIES AND RESPONSIBILITIES. The primary responsibility of the Plan Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Plan Administrator shall administer the Plan and shall construe and determine all questions of interpretation or policy in a manner consistent with the Agreement and, except as provided in Section 14.5, his construction or determination in good faith shall be final and conclusive. The Plan Administrator may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as he shall deem necessary or advisable to carry out the purpose of this Agreement; provided, however, that any interpretation or construction shall be done in a non-discriminatory manner and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan pursuant to the Code, and shall comply with the terms of ERISA. The Plan Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan, including but not limited to:

          (a) The duties of the general administration of the Plan, including but not limited to the following:

               (1) To determine all questions relating to the eligibility of Employees to participate in or remain a Participant hereunder;

               (2) To compute, certify and direct the Trustee with respect to the amount and kind of benefits to which any Participant shall be entitled hereunder;

               (3) To authorize and direct the Trustee with respect to all disbursements from the Trust;

               (4) To maintain all the necessary records for the administration of the Plan;

               (5) To interpret the provisions of the Plan and to make and publish rules and regulations for the Plan consistent with the terms hereof;

               (6) To compute the sums of money necessary to be contributed to the Trust, if any;

               (7) To advise the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee might direct its investments accordingly;

               (8) To advise, counsel and direct the Trustee with respect to all investments of principal and income and with other matters concerning the Trust corpus; and

               (9) To advise, counsel and assist any Participant regarding any rights, benefits or elections available under the Plan.

          (b) The Plan Administrator shall also be responsible for preparing and filing such annual disclosure reports and forms as may be required from time to time by the Secretary of Labor, the Secretary of the Treasury or other governmental authorities.

          (c) The Plan Administrator must furnish to each Participant covered under the Plan, and to each Beneficiary who is entitled to receive benefits under the Plan, such information and reports as required by law or by the terms of the Plan.

          (d) The Plan Administrator shall make copies of this Plan and Trust, plan description, latest annual report, and any other instruments under which the Plan was established or is operated available for examination by any Plan Participant or Beneficiary in the principal office of the Employer.

          (e) Whenever it is determined by the Plan Administrator to be in the best interest of the Plan and its Participants or Beneficiaries, the Plan Administrator may request such variances, deferrals, extensions, or exemptions or make such elections for the Plan as may be available under the law.

          (f) The Plan Administrator shall be responsible for procuring bonding for all persons dealing with the Plan or its assets as may be required by law.

     13.5 EXPENSES AND COMPENSATION. The expenses necessary to administer the Plan shall be paid by the Trustee out of the Fund to the extent not borne by the Employer, including but not limited to expenses involved in retaining necessary professional assistance for an attorney, an accountant, an actuary, a pension consultant or an investment advisor.

     13.6 PLAN ADMINISTRATOR INDEMNIFICATION. The Employer shall indemnify and hold harmless the Plan Administrator (or any member of the Committee) for any liabilities asserted or incurred in the exercise or performance of the rights, powers, obligations and discretions hereunder, unless such liabilities shall arise out of the gross negligence, fraud or bad faith of the Plan Administrator. Such indemnification obligation of the Employer shall not be applicable to the extent that any such liability is covered by insurance.


                                  ARTICLE XIV

                    EMPLOYEE RIGHTS AND CLAIMS PROCEDURE

     14.1 REGULAR REPORTS AND DISCLOSURE REQUIREMENTS. Every Participant covered under the Plan and every Beneficiary receiving benefits under the Plan shall receive a summary plan description, summary of the latest annual report of the Plan and such other information as may be required by law. Any information given to Participants shall also be available in Spanish.

     14.2 INFORMATION GENERALLY AVAILABLE. The Plan Administrator shall make copies of this Plan and Trust, the plan description, latest annual report, or other instruments under which the Plan was established or is operated available for examination by any Plan Participant or Beneficiary in the principal office of the Employer and such other locations as may be necessary to make such information reasonably accessible to all interested parties. Subject to a reasonable charge to defray the cost of furnishing such copies, the Plan Administrator shall, upon the written request of any Participant or Beneficiary, furnish a copy of any of the above documents to the respective party.

     14.3 BENEFIT STATEMENTS. Upon the written request of a Participant or Beneficiary, the Plan Administrator shall provide such Participant or Beneficiary with a written statement indicating the amount of his Accrued Benefit, the percentage of such Accrued Benefit in which he is vested, and the vested Accrued Benefit to which he is entitled. Such statement shall be based on the latest information available and shall be provided no later than the later of sixty (60) days after receipt of the request or one hundred twenty (120) days after the end of the Plan Year which immediately precedes the Plan Year in which the request is made. The Plan Administrator is not required to furnish upon request more than one benefit statement during any twelve (12) month period.

     The Plan Administrator, upon making a distribution qualifying for rollover treatment, as prescribed in section 402(a) of the Code shall provide a written explanation to the recipient that the taxes on the distribution may be deferred to the extent transferred to another qualified plan or individual retirement account within sixty (60) days after the date on which the recipient received the distribution and, to the extent applicable, the distribution's eligibility for five (5) or ten (10) year income averaging, whichever is applicable, and capital gains treatment. The explanation required hereunder may be given on an officially approved notice form provided by the Secretary of the Treasury.

     In addition to the above, the Plan Administrator shall furnish a benefit statement to each Participant who terminates service with the Employer. Such statement shall report benefits as of the date of his termination.

     14.4 CLAIM PROCEDURE. Any Participant or Beneficiary who believes he is entitled to a payment of a benefit for which provision is made in this Plan shall file a written claim with the Plan Administrator and shall furnish such evidence of entitlement to benefits as the Plan Administrator may reasonably require. The Plan Administrator shall notify the Participant or Beneficiary in writing as to the amount of the benefit to which he is entitled, the duration of such benefit, the time the benefit is to commence and other pertinent information concerning his benefit. If a claim for a benefit is denied by the Plan Administrator, in whole or in part, the Plan Administrator shall provide adequate notice in writing to the Participant or Beneficiary whose claim for a benefit has been denied within the ninety (90) day period following receipt of the claim by the Plan Administrator. If, under special circumstances, the Plan Administrator requires an extension of time for processing the claim, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. If written notice of the denial is not furnished in accordance with the above, the claim shall be deemed denied and the claimant should proceed with an appeal of the denial, as provided below. The notice regarding the benefit denied shall set forth (a) the specific reason or reasons for the denial; (b) specific reference to pertinent Plan provisions on which the denial is based; (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (d) a statement that any appeal of the denial must be made in writing to the Plan Administrator, within sixty (60) days after receipt of the notice, and include a full description of the pertinent issues and the basis of the appeal. If the Participant or Beneficiary fails to appeal such action to the Plan Administrator in writing within the prescribed period of time, the Plan Administrator's adverse determination shall be final, binding and conclusive.

     14.5 APPEAL OF DENIAL OF CLAIM. If the Plan Administrator receives from a Participant or a Beneficiary, within the prescribed period of time, a notice of an appeal of the denial of a claim for benefit, such notice shall immediately be submitted to the Board of Directors of the Employer. The Board of Directors may hold a hearing or otherwise ascertain such facts as it deems necessary and shall render a decision which shall be binding upon both parties. The decision of the Board of Directors shall be in writing and a copy thereof shall be sent by certified


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

mail to each party within sixty (60) days after the receipt by the Plan Administrator of the notice of appeal, unless special circumstances require a reasonable extension of such sixty (60) day period, but in any event, not later than one hundred twenty (120) days after such receipt.


                                   ARTICLE XV

                          AMENDMENT AND TERMINATION

     15.1 AMENDMENT. The Employer reserves the right to amend the Plan at any time by action of its Board of Directors. No such amendment shall divest a Participant of any amount to which he is already entitled, or otherwise serve to reduce, either directly or indirectly, the Participant's Accrued Benefit. In order to meet the applicable requirements of ERISA and Code, amendments may be made retroactively, if deemed necessary or appropriate by the Employer.

     15.2 VOLUNTARY TERMINATION OF PLAN. The Employer shall have the right to terminate the Plan at any time by delivery to the Trustee an instrument in writing which designates such termination, in which case, if the Plan is not replaced by a comparable Plan qualified under the applicable sections of the Code, the provisions of Section 15.5 shall be applicable. A complete and permanent discontinuance of Employer contributions shall be deemed a termination of the Plan for this purpose.

     15.3 INVOLUNTARY TERMINATION OF PLAN. The Plan may terminate and the provisions of said Section 15.5 shall be applicable if (a) all the Employers are dissolved or adjudicated bankrupt or insolvent in appropriate proceedings, or if a general assignment is made by each Employer for the benefit of creditors, or (b) all the Employers should lose its identity by consolidation or merger into one or more corporations or organizations, unless within ninety (90) days after such consolidation or merger, such corporations or organizations elect to continue the Plan as provided in
Section 16.1.

     15.4 VESTING UPON TERMINATION. Upon termination or partial termination of the Plan, each affected Participant's Accrued Benefit shall become fully vested and nonforfeitable. Following termination of the Plan, the Trust will continue in existence until the Accrued Benefit of each Participant has been distributed or until the assets of the Trust have been transferred to another Plan in accordance with Section 16.3.

     15.5 DISTRIBUTION ON TERMINATION. Upon termination of the Plan, the liability of the Employer to make contributions shall cease, and the Employer will determine when to liquidate the Trust. After payment of all expenses of liquidation, the Plan Administrator shall allocate the assets of the Plan (available to provide benefits) among the Participants and Beneficiaries of the Plan in accordance with Section 5.3, and commence distribution pursuant to Article VII.


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

                                  ARTICLE XVI

                                  PORTABILITY

     16.1 CONTINUANCE OF THE PLAN BY A SUCCESSOR CORPORATION. In the event of the dissolution, consolidation or merger of the Employer, or the sale by the Employer of its assets, the resulting successor person or persons, firm or corporations may continue this Plan by (a) direction from such person or persons, or firms, if not a corporation, and if a corporation, by adopting the same by resolution of its Board of Directors; (b) appointing a new Trustee as though the Trustee (including all members of a group of individuals acting as Trustee) had resigned; and (c) executing a proper supplemental agreement with the new Trustee. In such event, each Participant in this Plan shall have an interest in the Plan after the dissolution, consolidation, merger, or sale of assets, at least equal to the interest which he had in the Plan immediately before the dissolution, consolidation, merger or sale of assets. Any Participants who do not accept a position with such successor within a reasonable time shall be deemed to be terminated.
If, within ninety (90) days from the effective date of such dissolution, consolidation, merger, or sale of assets, such successor does not adopt this Plan, as provided herein, the Plan shall automatically be deemed terminated as provided in Section 15.3.

     16.2 MERGER WITH OTHER PLAN. The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Participant in the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated.

     16.3 TRANSFER TO OTHER QUALIFIED PLANS. The Trustee, upon written direction by the Plan Administrator, shall transfer some or all of the assets held under the Trust to another plan or trust of the Employer meeting the requirements of the Code relating to qualified plans and trusts, whether such transfer is made pursuant to a merger or consolidation of this Plan with such other plan or trust or for any other allowable purpose. In addition, upon the termination of employment of any Participant and receipt by the Plan Administrator of a request in writing, the Participant may request that any distribution from the Trust to which he is entitled be transferred to an Individual Retirement Account, an Individual Retirement Annuity, or any other plan or trust which is maintained by some other employer for the benefit of its employees and satisfies the applicable requirements of the Code relating to qualified plans and trusts. Upon receipt of any such written direction, the Plan Administrator shall direct the Trustee to cause to be transferred the assets so directed and, as appropriate, shall direct the Insurer to transfer to the new Trustee any applicable insurance policies issued by it.


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


                                     ARTICLE XVII

                                    MISCELLANEOUS

     17.1 LIMITED REVERSION. No part of the corpus or income of the Trust Fund shall revert to the Employer or be used for, or diverted to, purpose other than for the exclusive benefit of Participants and their Beneficiaries; provided, however, that:

          (a) The general prohibition against reversion will not preclude the return of the contribution made by the Employer to the Plan if:

               (1)  The contribution is made by reason of a mistake of fact.

               (2) The contribution is conditioned on the initial qualification of the Plan under the Code and the Plan does not so initially qualify.

               (3)  The contribution is conditioned on its deductibility under section 404 of the Code.

          (b) The return to the Employer of the amount involved must be made within one year of the mistaken payment of the contribution, the date of denial of the qualification, or the disallowance of the deduction.

          (c)  The amount which may be returned to the Employer is the excess of
               (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Employer, but losses attributable thereto must reduce the amount to be so returned.

     17.2 EXECUTION OF RECEIPTS AND RELEASES. Any payment to any person eligible to receive benefits under this Plan, in accordance with the provisions of this Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder. The Plan Administrator may require such person, as a condition precedent to such payment, to execute a receipt and release therefore in such forms as he shall determine.

     17.3 RIGHTS OF PARTICIPANTS ARE LIMITED. Neither the creation of this Plan and Trust nor anything contained in this Agreement shall be construed as giving any Participant, Beneficiary or Employee any equity or other interests in the assets, business affairs of the Employer, or the right to complain about any action taken by the Employer, or about any policy adopted or pursued by the Employer, or as giving any Employee the right to be retained in the service of the Employer; and all Employees shall remain subject to discharge to the same extent as if this Agreement had never been executed. Prior to the time that distributions are made in conformity with the provisions of this Agreement, neither the Participants, nor their spouses, Beneficiaries, heirs-at-law, or legal representatives shall receive or be entitled to receive cash or any other thing of current exchangeable value, from either the Employer or the Trustee as a result of the existence of the Trust Fund.

     17.4 PERSONS DEALING WITH TRUSTEE PROTECTED. No Person dealing with the Trustee shall be required or entitled to see to the application of any money paid or property delivered to the Trustee, or determine whether or not the Trustee is acting pursuant to the authorities granted to the Trustee hereunder or to authorizations or directions herein required. The certificate of the Trustee that the Trustee is acting in accordance with this Agreement shall protect any person relying thereon.

     17.5 NO ALIENATION OR ASSIGNMENT. The right of any Participant or his Beneficiary in any distribution hereunder shall not be subject to alienation, assignment or transfer, voluntarily or involuntarily, by operation of law or otherwise, except as may be expressly permitted herein and no Participant shall assign, transfer, or dispose of such right nor shall any such right be subjected to attachment, execution, garnishment, sequestration, or other legal, equitable or other process.

     Notwithstanding the above, the restrictions against alienation or assignment shall not apply to a domestic relations order determined to be a "qualified domestic relations order" pursuant to subsection 414(p) of the Code and the regulations issued thereunder.

     17.6 NOTICES. Any notice or direction to be given in accordance with the Plan shall be deemed to have been effectively given if sent by certified mail, return receipt requested, to the recipient at the recipient's last known address. At any time that a group of individuals is acting as Trustee, notice to the Trustee may be given by giving notice to any one or more of such individuals.

     17.7 GOVERNING LAW. The provisions of this Plan shall be construed, administered and enforced in accordance with the provisions of ERISA and, to the extent applicable, the laws of the State of Illinois. All contributions to the Trust shall be deemed to take place in the State of Illinois.

     17.8 SEVERABILITY OF PROVISIONS. In the event that any provision of this Plan shall be held to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions, but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

     17.9 GENDER AND NUMBER. Whenever appropriate, words used in the singular shall include the plural, and the masculine gender shall include the feminine gender.

     17.10 BINDING EFFECT. The Plan, and all action and decisions hereunder, shall be binding upon the heirs, executors, administrators, successors and assigns of any and all parties hereto and Participants, present and future.


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

                                 ARTICLE XVIII

                             EXECUTION OF AGREEMENT

     18.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and no other counterpart need be produced.

     18.2 ACCEPTANCE BY TRUSTEE. The Trustee, by joining in the execution of this Agreement, hereby signifies the Trustee's acceptance thereof.

     18.3 ACCEPTANCE BY PLAN ADMINISTRATOR. The Plan Administrator by joining in the execution of this Agreement, hereby signifies the Plan Administrator's acceptance thereof.

     18.4 EXECUTION. To record the adoption of this Plan the Employer has caused this Agreement to be executed by its duly qualified officers and its corporate seal to be hereunto affixed, and the Trustee and Plan Administrator have executed this Agreement, as of the day and year first above written.

     IN WITNESS WHEREOF, Zebra Technologies Corporation has caused this Agreement to be executed upon the signatures of its duly qualified officers and Edward Kaplan and Gerhard Cless as Trustees, have hereunto set their hand and seal as of the date first set above.

                                       ZEBRA TECHNOLOGIES CORPORATION


                                       ____________________________________
                                       By its President
ATTEST:


___________________________________
Secretary


                                       ____________________________________
                                       Edward Kaplan, Trustee

ZEBRA TECHNOLOGIES CORPORATION
PLAN ADMINISTRATOR


___________________________________    ____________________________________
By its President                       Gerhard Cless, Trustee






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